SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. 1)

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☐	Soliciting Material Pursuant to §. 240.14a-12

VaxGen, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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PRELIMINARY COPY SUBJECT TO COMPLETION

VaxGen, Inc.
349 Oyster Point Boulevard
South San Francisco, California 94080

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on December 27, 2007

Dear Stockholder:

          You are cordially invited to attend the Annual Meeting of Stockholders of VaxGen, Inc., a Delaware corporation, or the Company. The meeting will be held on Thursday, December 27, 2007 at 9:00 a.m. local time at our corporate offices, 349 Oyster Point Boulevard, South San Francisco, California for the following purposes:

(1)	To elect Directors to serve for the ensuing year and until their successors are elected.

(2)

To approve a series of  amendments to the Company’s certificate of incorporation to effect, at the discretion of the Board of Directors, a reverse split of the outstanding shares of the Company’s common stock, whereby each outstanding 4, 5 or 6 shares would be combined, converted and changed into one share of Common Stock with the effectiveness of one of such amendments and the abandonment of the other amendments, or the abandonment of all amendments as permitted under Section 242(c) of the Delaware General Corporation Law, to be determined by the Board of Directors prior to the 2008 Annual Meeting Stockholders of the Company.

(3)

To ratify the selection by the Audit Committee of the Board of Directors of the Company of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2007.

(4)	To approve of a possible adjournment of the Annual Meeting.

(5)	To conduct any other business properly brought before the meeting.

          These items of business are more fully described in the Proxy Statement accompanying this Notice.

          The record date for the Annual Meeting is November 7, 2007. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Matthew J. Pfeffer
Secretary

South San Francisco, California

                    , 2007

          You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy card, or vote over the telephone or on the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

2.

TABLE OF CONTENTS

Questions and Answers About This Proxy Material and Voting	4

PROPOSAL 1 – Election of Directors	8

PROPOSAL 2 – To Approve an Amendment to the Company’s Certificate of Incorporation to Effect a Reverse Split of the Outstanding Shares of the Company Stock	17

PROPOSAL 3 – Selection of Independent Registered Public Accounting Firm	23

PROPOSAL 4 – To Approve a Possible Adjournment of the Annual Meeting	25

Security Ownership of Certain Beneficial Owners and Management	26

Executive Compensation and Related Information	28

Compensation Committee Report	28

Compensation Discussion and Analysis	29

Overview	29

Role of our Compensation Committee	30

Compensation Program Objectives	30

Components of the Executive Compensation Program	30

Competitive Market Review	31

Performance and Compensation Process	32

Executive Compensation Actions	33

Equity Grant Practices	36

Option Exchange Program	36

Executive Retention Program	36

Employment Agreements	37

Defined Contribution Plans	38

Other Elements of Compensation	38

2006 Summary Compensation Table	39

Grants of Plan-Based Awards in 2006	40

Outstanding Equity Awards at December 31, 2006	41

Potential Payments Upon Termination or Change in Control at December 31, 2006	42

Other Information	43

Householding of Proxy Materials	44

Other Matters

3.

PRELIMINARY COPY SUBJECT TO COMPLETION

VaxGen, Inc.

349 Oyster Point Boulevard
South San Francisco, California 94080

PROXY STATEMENT
FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS
December 27, 2007

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

          We sent you this Proxy Statement and the enclosed proxy card because the Board of Directors of VaxGen, Inc., sometimes referred to as the Company or VaxGen, is soliciting your proxy to vote at the 2007 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

          The Company intends to mail this Proxy Statement and accompanying proxy card on or about November 26, 2007 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

          Only stockholders of record at the close of business on November 7, 2007 will be entitled to vote at the annual meeting. On this record date, there were 33,106,523 shares of common stock outstanding and entitled to vote.

          Stockholder of Record: Shares Registered in Your Name

          If on November 7, 2007 your shares were registered directly in your name with VaxGen’s transfer agent, Mellon Investor Services LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

          Beneficial Owner: Shares Registered in the Name of a Broker or Bank

          If on November 7, 2007 your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you first request and obtain a valid proxy from your broker or other agent.

What am I voting on?

          There are four matters scheduled for a vote:

—	Election of six (6) directors;

—

Approval of a series of alternate amendments to the Company’s amended and restated certificate of incorporation, as amended, to effect, at the discretion of the Board of Directors, a reverse split of the outstanding shares of VaxGen’s common stock with the effectiveness of one of such amendments and the abandonment of the other amendments, or the abandonment of all amendments as permitted under Section 242(c) of the Delaware General Corporation Law, to be determined by the Board of Directors prior to the 2008 Annual Meeting of Stockholders.

4.

—	Ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2007; and

—	Approval of a possible adjournment of the Annual Meeting.

How do I vote?

          You may either vote “For” all the nominees to the Board of Directors or you may abstain from voting for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

          Stockholder of Record: Shares Registered in Your Name

          If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone or vote by proxy on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person, even if you have already voted by proxy.

➢	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

➢

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

➢

To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Time on December 26, 2007 to be counted.

➢

To vote on the Internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Time on December 26, 2007 to be counted.

          If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from VaxGen. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may be able vote over the telephone or on the Internet as instructed by your broker or bank. To vote in person at the annual meeting, you must first obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy card.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

          On each matter to be voted upon, you have one vote for each share of common stock you owned as of November 7, 2007.

What if I return a proxy card but do not make specific choices?

          If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all six nominees for director, “For” the amendment of the Company’s certificate of incorporation and “For” the ratification of PricewaterhouseCoopers LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2007. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

5.

Who is paying for this proxy solicitation?

          We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

          If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

          Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

➢	You may submit another properly completed proxy card with a later date;

➢	You may send a written notice that you are revoking your proxy to VaxGen’s Secretary at 349 Oyster Point Boulevard, South San Francisco, California 94080;.

➢	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

          To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by July 27, 2008, to VaxGen’s Secretary at 349 Oyster Point Boulevard, South San Francisco, California 94080. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you must do so no later than the close of business on September 28, 2008 nor earlier than the close of business on August 29, 2008. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

          Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal, except Proposal 2. For Proposal 2, broker non-votes will have the same effect as “Against” votes.

          If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange, or NYSE, on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

➢	For the election of directors, Proposal 1, the 6 nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes will have no effect.

➢

To be approved, Proposal 2, a series of amendments to the company’s certificate of incorporation to effect at the discretion of the Board of Directors, a reverse split of the outstanding shares of VaxGen’s common stock with the effectiveness of one of such amendments and the abandonment of all amendments as permitted under Section 242(c) of the Delaware General Corporation Law, to be determined by the Board of Directors prior to the 2008 Annual Meeting of Stockholders of the Company, must receive a “For” vote from the holders of a majority of the shares of common stock outstanding on the record date. If you do not vote or “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have the same effect as an “Against” vote.

6.

➢

To be approved, Proposal 3, the ratification of the selection by the Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2007, must receive a “For” vote from the majority of the shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

➢

To be approved, Proposal 4, a possible adjournment of the annual meeting, must receive a “For” vote from the majority of the shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

          A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the meeting or by proxy. On the record date, there were 33,106,523 shares outstanding and entitled to vote. Thus 16,553,262 shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

          Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

          Preliminary voting results will be announced at the annual meeting. Final voting results will be published in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

7.

PROPOSAL 1

ELECTION OF DIRECTORS

          VaxGen’s Board of Directors consists of six (6) directors. There are six (6) nominees for director this year. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected, or until the director’s death, resignation or removal. Each of the nominees listed below, except for Mr. Panek, Mr. Reilly and Dr. Levine is currently a director of the Company who was previously elected by the stockholders. Mr. Panek was elected by the Board of Directors in 2007, Mr. Reilly was elected was elected by the Board of Directors in 2005 and Dr. Levine was elected by the Board of Directors in 2004.

          Directors are elected by a plurality of the votes properly cast in person or by proxy. The six (6) nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six (6) nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by VaxGen’s management. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

          The following is a brief biography of each nominee for the Board of Directors. Information regarding the nominees as of September 30, 2007, is set forth below.

Nominees for Director

Name of Director	Age	Principal Occupation	Director Since

James P. Panek	54	President and Chief Executive Officer	2007
Franklin M. Berger, CFA	57	Independent Biotechnology Analyst. Former Managing Director, Equity Research and Senior Biotechnology Analyst, J.P. Morgan	2003
Randall L-W. Caudill, D. Phil.	60	Chairman of the Board of Directors of VaxGen and President, Dunsford Hill Capital Partners	2001
Michel Gréco	63	Retired, former President and Chief Operating Officer, Aventis Pasteur	2003
Myron M. Levine, M.D.	63	Co-Founder and Director of the University of Maryland School of Medicine’s Center for Vaccine Development	2004
Kevin L. Reilly	64	Former President, Wyeth Vaccines and Nutrition	2005

          See Mr. Panek’s biography under “Executive Officers” below.

Franklin M. Berger, CFA

          Mr. Berger has served as a director since November 2003. Mr. Berger is currently an independent biotechnology analyst. From 1998 to 2003, Mr. Berger was a Managing Director, Equity Research and Senior Biotechnology Analyst for J. P. Morgan Securities, Inc. From 1997 to 1998, he served as a Director, Equity Research and Senior Biotechnology Analyst for Salomon Smith Barney. From 1991 to 1997, he served as a Managing Director, Research and Biotechnology Analyst for Josephthal & Co. Mr. Berger serves on the board of directors of Thallion Pharmaceuticals, Inc., Seattle Genetics, Inc., and Isotechnika and is on the audit committees of Seattle Genetics, Inc. and Isotechnika. Mr. Berger received a B.A. in International Relations and an M.A. in International Economics from Johns Hopkins University and an M.B.A. from Harvard University.

Randall L-W. Caudill, D. Phil.

          Dr. Caudill has served as a director since February 2001; he had previously served as director from 1997 through 1999. Since 1997, Dr. Caudill has been the President of Dunsford Hill Capital Partners, a San Francisco-based financial consulting firm, serving emerging growth companies. From 1987 to 1997, he served in various capacities including heading the Merger and Acquisition Department and co-heading the Investment Bank at Prudential Securities. Prior to that date, he held senior investment banking positions in the Merger and Acquisition Departments of Morgan Grenfell, Inc. and The First Boston Corporation. Dr. Caudill serves on the board of directors of Ramgen Power Systems Inc., Helix BioMedix, Inc., SCOLR Pharma, Inc. as well as several non-profit entities. Dr. Caudill received a D. Phil. from Oxford University, where he was a Rhodes Scholar, and an M.A. in Public and Private Management from Yale University.

8.

Michel Gréco

          Mr. Gréco has served as a director since February 2003. From 1998 until his retirement in January 2003, Mr. Gréco was President and Chief Operating Officer of Aventis Pasteur and later deputy CEO. From 1994 to 1998, he helped create and also served as president and CEO of Pasteur Merieux MSD, a joint venture between Merck & Co. and Pasteur Merieux Connaught. In addition to his nearly 35 years of experience in the pharmaceuticals industry, with an emphasis on vaccines, Mr. Gréco has served as president of the European Vaccine Manufacturers, chairman of IFPMA biological group and a member of the World Health Organization’s Strategic Advisory Group of Experts. He also was a member of the European Union Task Force on Bioterrorism, and a board member of the French Pharmaceutical Association and president of its European Affairs Commission. Mr. Gréco serves on the board of directors of Intercell AG (Austria). Mr. Gréco received a Master’s degree from Institut d’Etudes Politiques de Paris and an M.B.A. from the Richard Ivey School of Business Administration at the University of Western Ontario.

Myron M. Levine, M.D.

          Dr. Levine was elected as a director in October 2004. Dr. Levine is the Co-Founder and Director of the University of Maryland School of Medicine’s Center for Vaccine Development, or CVD. Dr. Levine is also professor of medicine, pediatrics, epidemiology and preventive medicine, and microbiology and immunology at the University of Maryland’s School of Medicine as well as Head of the Division of Geographic Medicine in the Department of Medicine. From 2000 to 2002 he co-chaired the Global Alliance for Vaccines and Immunization, or GAVI, Task Force on Research and Development. Dr. Levine currently sits on the editorial boards of three major research journals and is a consultant to many organizations including the World Health Organization, National Institutes of Health, Institute of Medicine and the Department of Defense. He holds memberships in numerous medical societies including the Institute of Medicine of the National Academy of Science, the Association of American Physicians, the American Society of Clinical Investigation and the Interurban Clinical Club. He is past President of the American Epidemiological Society and the American Society of Tropical Medicine and Hygiene. Dr. Levine’s most recent award was the University of Maryland School of Medicine’s Simon and Bessie Grollman Distinguished Professorship in recognition of outstanding medical research received in 2006. Dr. Levine holds an M.D. from the Medical College of Virginia and a Diploma in Tropical Public Health (D.T.P.H.) with Distinction from the London School of Hygiene and Tropical Medicine.

Kevin L. Reilly

          Mr. Reilly has served as a director since July 2005.. From 1984 through 2002, he served at Wyeth Inc. in a variety of capacities including as the Chairman and President of Wyeth-Ayerst’s Canadian operations, Area Vice President for Wyeth’s Pacific Canada Group, Group Vice President of the Pacific Rim Group, President of Wyeth Nutritionals International and most recently, as the President of Wyeth Vaccines and Nutrition. Under his leadership, he directed the accelerated growth of Wyeth’s worldwide vaccine and nutritional business. From 1973 to 1984, Mr. Reilly served as Senior Vice President for Connaught Laboratories with primary responsibilities of export operations and strategic development Mr. Reilly currently serves on the Board of Directors of the Immune Response Corporation. He is also a Trustee of the Board for the Sabin Vaccine Institute. Mr. Reilly received his M.B.A. from York University in Toronto. He is also a graduate of the Advanced Management Program at the Harvard Business School.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

9.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

          While the Company is not currently listed on a national securities exchange, it has used the listing standards of the Nasdaq to evaluate the independence of its Board of Directors and the Board Committees. The Nasdaq listing standards require that a majority of the members of a listed company’s board of directors qualify as independent, as affirmatively determined by the Board of Directors. The Board of Directors consults with the Company’s counsel to ensure that the Board of Directors’ determinations are consistent with all relevant securities and other laws and regulations regarding the definition of independent, including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

          Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent registered public accounting firm, the Board of Directors has affirmatively determined that all of the Company’s directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Mr. Panek, the President and CEO of the Company.

          As required under Nasdaq listing standards, the Company’s independent directors meet in regularly scheduled executive sessions at which only independent directors are present. Persons interested in communicating with the independent directors regarding their concerns or issues may address correspondence to a particular director, or to the independent directors generally, in care of the Secretary, VaxGen, Inc. at 349 Oyster Point Boulevard South San Francisco, California 94080. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chair of the Audit, Compensation, or Nominating and Governance Committee.

INFORMATION REGARDING COMMITTEES OF THE BOARDOF DIRECTORS

          The Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Governance Committee and the Strategic Transactions Committee. The following table provides membership and meeting information for fiscal 2006 for each of the committees of the Board of Directors:

Name	Audit		Strategic Transaction		Compensation	Nominating & Governance

Lance K. Gordon, Ph.D. (1)
Jack Anthony (2)			X		X
Franklin M. Berger, CFA (5)	X	*	X	*	X
Randall L-W. Caudill, D. Phil.	X		X		X
Michel Gréco					X	X	*
Myron M. Levine, M.D.						X
James P. Panek (3)
Kevin L. Reilly	X				X *
Eve Slater (4)						X

Total meetings in fiscal year 2006	19		0		11	4

*	Committee Chairperson

(1)	Dr. Gordon’s resigned from the Company’s Board of Directors in January 2007.

(2)	Mr. Anthony joined the Board of Directors in May 2007 and resigned in September 2007.

(3)	Mr. Panek joined the Board of Directors in January 2007.

(4)	Dr. Slater resigned from the Company’s Board of Directors effective August 2007.

(5)	Mr. Berger ceased to be a member of the Compensation Committee in August 2007.

10.

          Below is a description of each committee of the Board of Directors. Each committee has the authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company.

AUDIT COMMITTEE

          The Audit Committee of the Board of Directors oversees the Company’s corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; evaluates the cooperation received by the independent auditors during their audit examination; monitors the rotation of the partners of the independent auditors on the Company’s audit engagement team; reviews the financial statements to be included in the Company’s Annual Report on Form 10-K; discusses with management and the independent auditors the results of the annual audit of the financial statements and the timely reviews of quarterly financial information; considers and adopts, if appropriate, a policy regarding employment of individuals formerly employed by the independent auditors; reviews and discusses with management and the independent auditors disclosures under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s periodic reports filed with the Securities and Exchange Commission; reviews with management and independent auditors earnings press releases and financial information; reviews with management and the independent auditors the Company’s guidelines and policies regarding risk assessment and risk management, and steps taken by management to monitor and control risk exposure; reviews with management and the independent auditors any management or internal control letter issued or proposed to be issued by the independent auditors, as well as management’s response or any other written communication between the independent auditors and management; reviews with the independent auditors communications between representatives of such auditors and such auditors’ national office, regarding accounting or auditing issues; reviews with management and the independent auditors material conflicts or disagreements between management and the independent auditors regarding financial reporting, accounting practices or policies, and proposed resolutions of such conflicts or disagreements; considers and reviews with management correspondence with regulators or governmental agencies or published reports which raise material issues regarding the Company’s financial statements; reviews with counsel, management and the independent auditors significant regulatory, legal or accounting initiatives which impact the Company’s financial statements; reviews management’s efforts to ensure adherence to applicable laws, rules and the Company’s code of Conduct; investigates any matter brought to its attention if necessary or appropriate; prepares the report required by the SEC to be included in the Proxy Statement; annually reviews and reassesses the adequacy of the charter of the Audit Committee; and reports to the Board material issues that arise related to the quality or integrity of the Company’s financial statements, the performance of the independent auditors or other matters it deems appropriate and conducts an annual evaluation of its performance. Three (3) directors comprise the Audit Committee: Messrs. Berger and Reilly, and Dr. Caudill. The Audit Committee met nineteen (19) times during the fiscal year ended December 31, 2006. The Audit Committee has adopted a written charter that is available to stockholders on the Company’s website at www.vaxgen.com; however, information found on our website is not incorporated by reference into this proxy statement. The Board of Directors annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rules 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards). The Board of Directors has determined that Mr. Berger qualifies as an “audit committee financial expert,” as defined in applicable Securities and Exchange Commission, or SEC, rules. The Board of Directors made a qualitative assessment of Mr. Berger’s level of knowledge and experience based on a number of factors, including his formal education and experience as a research analyst employed by brokerage firms.

11.

COMPENSATION COMMITTEE

          The Compensation Committee of the Board of Directors reviews and approves the overall compensation strategy and oversees the Company’s compensation policies, plans and programs, and reviews and determines the compensation to be paid to the Company’s executive officers and directors. In addition, the Compensation Committee prepares and reviews a report included in the Company’s annual proxy statement in accordance with the SEC’s rules and regulations. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of the Company’s Chief Executive Officer; reviews and approves the compensation and other terms of employment of the Company’s Chief Executive Officer; reviews and approves Directors’ changes in director and Committee member compensation and director retirement policies; administers the Company’s stock option plan, 401(k) plan and other similar programs; reviews the individual and corporate performance goals and objectives of the Company’s executive officers, as defined in Section 16 of the Exchange Act, and determines and approves the compensation and other terms of employment for such executive officers; reviews, discusses and assesses its own performance at least annually; and periodically reviews and assesses the adequacy of the charter of the Compensation Committee and proposes changes to the Board.

          Commencing this year, the Compensation Committee also began to review with management the Company’s Compensation Discussion and Analysis and to consider whether to recommend that it be included in proxy statements and other filings. Three (3) directors comprise the Compensation Committee: Messrs. Berger and Gréco, and Dr. Caudill. All members of the Company’s Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Compensation Committee met eleven (11) times during the fiscal year ended December 31, 2006, and acted by unanimous written consent on one occasion. The Compensation Committee has adopted a written charter that is available to stockholders on the Company’s website at www.vaxgen.com; however, information found on our website is not incorporated by reference into this proxy statement.

NOMINATING AND GOVERNANCE COMMITTEE

          The Nominating and Governance Committee of the Board of Directors (the “Nominating Committee”) is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board of Directors); selecting and recommending to the Board of Directors candidates for election to the board of directors; reviewing and making recommendations to the Board of Directors regarding the membership of the committees of the Board of Directors; reviewing and investigating conduct alleged to be in violation of the Company’s Code of Business Conduct and Ethics; reviewing and recommending changes to the Company’s Bylaws; reviewing and assessing the Company’s processes and procedures of providing information to the Board of Directors and its Committees; developing a set of corporate governance principles for the Company; reviewing, discussing and assessing performance of the Board and its Committees; annually recommending to the Board chairmanship and membership of each committee; reviewing with the CEO plans for succession to the office of the Company’s CEO and making recommendations to the Board with respect to selection of an appropriate successor; and annually reviewing, discussing and assessing its own performance and periodically reviewing and assessing the adequacy of the charter of the Nominating Committee. The Nominating and Corporate Governance Committee has adopted a written charter that is available to stockholders on the Company’s website at www.vaxgen.com; however, information found on our website is not incorporated by reference into this proxy statement. Two directors comprise the Nominating Committee: Mr. Gréco and Dr. Levine. All members of the Nominating Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Nominating Committee met four (4) times during the fiscal year ended December 31, 2006.

12.

          The Nominating Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements and having the highest personal integrity and ethics. The Nominating Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, possessing relevant experience in and knowledge of the biotechnology industry, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating Committee reserves the right to modify these qualifications from time to time. The Nominating Committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote. To date, the Nominating Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates. The Nominating Committee will consider director candidates recommended by stockholders. The Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Nominating and Governance Committee at the following address: 349 Oyster Point Boulevard, South San Francisco, California, 94080, at least 120 days prior to the anniversary date of the mailing of the Company’s proxy statement for the last Annual Meeting of Stockholders or, if the date of the Annual Meeting of Stockholders has changed by more than 30 days from the prior year, then within a reasonable amount of time. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of the Company’s stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

STRATEGIC TRANSACTIONS COMMITTEE

          The Strategic Transactions Committee of the Board of Directors is responsible for identifying, reviewing and evaluating potential strategic transactions and alternatives thereto, in cooperation and consultation with the Company’s advisors, and making recommendations to the Board of Directors with regard to strategic transactions. All members of the Strategic Transactions Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Strategic Transactions Committee was formed in January 2007 and therefore did not meet during the fiscal year ended December 31, 2006.

MEETINGS OF THE BOARD OF DIRECTORS

          The Board of Directors met sixteen (16) times during the last fiscal year, and acted once by unanimous written consent. All directors attended at least 75% of the aggregate of the in-person meetings of the Board of Directors and of the committees on which they served, held during the period for which they were directors or committee members, respectively.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

          The Company provides an informal process for stockholders to send communications to our Board of Directors. Stockholders who wish to contact the Board of Directors or any of its members may do so by writing to VaxGen’s Secretary at 349 Oyster Point Boulevard, South San Francisco, California 94080. Correspondence directed to an individual member of the Board of Directors is referred, unopened, to that member at the next meeting of the Board of Directors.

CODE OF ETHICS

          The Company has adopted the VaxGen, Inc. Code of Business Conduct and Ethics, as revised, or Code, consolidating and restating the formerly separate Code of Business Conduct, Code of Ethics for Chief Executive Officer and Senior Financial Officers, and “Whistle-Blowing” and Complaint Policy. This Code applies to all officers, directors and employees. The Code is available on our website at www.vaxgen.com; however, information found on our website is not incorporated by reference into this proxy statement. If the Company makes any substantive amendments to the Code or grants any waiver from a provision of the Code to any executive officer or director, the Company intends to promptly disclose the nature of the amendment or waiver on its website.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934, or 1934 Act, requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

          To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2006, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

13.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

          The Committee. The Audit Committee of the Board of Directors consists of three non-employee directors named at the end of the Committee’s Report below. Each member of the Audit Committee is an independent director as defined by the current and proposed Nasdaq listing standards and the Company’s own standards.

          Committee Report. The following is the report of the Audit Committee with respect to the Company’s audited consolidated financial statements for fiscal year ended December 31, 2006.

          The Committee reviewed and discussed the Company’s 2006 audited consolidated financial statements with management and PricewaterhouseCoopers LLP, or PwC, the Company’s independent registered public accounting firm, with and without management present. The Committee included in its review results of the independent registered public accounting firm’s examinations and the quality of the Company’s financial reporting. The Committee also reviewed Company procedures and internal control processes designed to ensure full, fair and adequate financial reporting and disclosures, including procedures for certifications by the Company’s Chief Executive Officer and Principal Financial Officer that are required in periodic reports filed by the Company with the SEC.

          The Audit Committee also discussed with PwC matters relating to the auditors’ judgments about the quality, as well as the acceptability, of the Company’s accounting principles as applied in its financial reporting as required by Statement of Auditing Standards No. 61 (Communications with Audit Committees). In addition, the Audit Committee discussed with PwC their independence from management and the Company, as well as the matters in the written disclosures received from PwC and required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee received a letter from PwC confirming their independence and discussed it with them. The Audit Committee discussed and reviewed with PwC critical accounting policies and practices, internal controls, other material written communications to management, and the scope of PwC audits and all fees paid to PwC during the fiscal year. The Audit Committee adopted guidelines requiring review and pre-approval by the Audit Committee of audit and non-audit services performed by PwC for the Company. The Audit Committee has reviewed and considered the compatibility of PwC’s performance of non-audit services with the maintenance of PwC’s independence as the Company’s independent registered public accounting firm.

          Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC.

          The Audit Committee regularly reviews the performance of and its relationship with its independent registered public accounting firm. As part of that review process, the Audit Committee considered PwC and two other independent accounting firms to serve as the Company’s independent registered public accounting firm in 2007. At the conclusion of that process, the Audit Committee decided to retain PwC as its independent registered public accounting firm for the year ending December 31, 2007. The Audit Committee is submitting the selection of PwC to the stockholders for ratification, as a matter of good corporate practice; see Proposal 3 in this Notice of 2007 Annual Meeting of Stockholders.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS:

Franklin M. Berger, Chair
Randall L-W. Caudill
Kevin L. Reilly

[1] The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the Securities and Exchange Commission and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act or the Securities Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

14.

DIRECTOR COMPENSATION AND RELATED ISSUES

Compensation of Directors

          For the year ended December 31, 2006, each member of the Board of Directors, or Board, who was not the chairman of the Board, the chairman of any committee or a member of any committee received a $25,000 annual retainer. The chairman of the Board received a $50,000 annual retainer. The chairman of the Audit Committee received a $38,000 annual retainer. The chairman of the Board’s committees other than the Audit Committee received a $35,000 annual retainer; and members of a committee of the Board who are not a committee chairman received $34,000. The members of the Board of Directors were also eligible for reimbursement for their expenses incurred in attending meetings of the Board of Directors in accordance with Company policy.

          Effective January 1, 2007, each member of the Board receives a $25,000 annual retainer. In addition, the chairman of the Board receives an additional $25,000 annual retainer. The chairmen of the Audit Committee, Compensation Committee and Nominating and Governance Committee receive an additional $15,000, $10,000 and $5,000 annual retainer, respectively. Each member, who is not the chairman, of the Audit Committee, Compensation Committee and Nominating and Governance Committee receives an additional $7,500, $5,000 and $2,500 annual retainer, respectively. In addition, the chairman of the Strategic Transactions Committee received $45,000 per quarter for the first two quarters of 2007, and $35,000 per quarter thereafter, and other members of the Strategic Transactions Committee received $35,000 per quarter for the first two quarters of 2007, and $25,000 per quarter thereafter. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in attending meetings of the Board of Directors in accordance with Company policy.

          Each non-employee director of the Company is also eligible to receive stock option grants under the 1998 Director Stock Option Plan, or Director Plan. Only non-employee directors of the Company are eligible to receive options under the Director Plan. Options granted under the Director Plan are intended by the Company not to qualify as incentive stock options under the Internal Revenue Code. The Company suspended the grant of any options to non-employee directors of the Company under the Director Plan in 2005. The Board did not award options to any of the directors during the fiscal year ended December 31, 2006.

          In February 2007, in lieu of grants under the Director Plan, the Company awarded options to the outside directors of the Board under the 1996 Stock Option Plan, or 1996 Plan. Options for a total of 235,000 shares were granted to the directors with exercise prices equal to the fair market value of VaxGen’s common stock on the grant date. Two directors received initial option grants for 30,000 shares, as they had joined the Board in 2005 and had not previously received grants and annual option grants for 17,500 shares for service during 2006. All other directors received annual option grants for 17,500 shares for service during each of the years ended December 31, 2005 and 2006. Options vest monthly over four years from the grant date.

15.

          The following table shows certain information with respect to the compensation of all non-employee directors of the Company for the year ended December 31, 2006:

DIRECTOR COMPENSATION FOR FISCAL YEAR 2006

Name of Director	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)

Randall L-W. Caudill, D. Phil.	50,000	–	50,000

Franklin M. Berger, CFA	38,000	37,098	75,098

Michel Gréco	35,000	6,227	41,227

Myron M. Levine, M.D.	34,000	69,956	103,956

Kevin L. Reilly	34,000	–	34,000

Eve E. Slater, M.D., F.A.C.C. (2)	34,000	–	34,000

(1)

This relates to the compensation cost we recognized in 2006 on stock options granted in years prior to 2006. No stock option grants were made to directors during 2006. Please see Note 3, Summary of Significant Accounting Policies and Note 12, Stock Options and Warrants, elsewhere in Annual Report to the SEC on Form 10-K for the fiscal year ended December 31, 2006 for our accounting policy regarding FAS 123R and our valuation of option awards in 2006, respectively, in accordance with FAS 123R.

(2)	Effective August 1, 2007, Dr. Slater resigned from the Company’s Board of Directors.

16.

PROPOSAL 2

TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION
TO EFFECT A REVERSE SPLIT OF THE OUTSTANDING SHARES OF VAXGEN’S COMMON STOCK

General

          The Board of Directors has adopted a resolution approving, declaring advisable and recommending to the stockholders for their approval a series of proposed amendments to the Company’s amended and restated certificate of incorporation, as amended, effecting a reverse split of the Company’s common stock at ratios of 4:1, 5:1 or 6:1. If this proposal is approved, the Company will file with the Secretary of State of the State of Delaware an amended and restated certificate of incorporation effecting a 4:1, 5:1 or 6:1 reverse stock split, provided however, that the Board of Directors will have the ability to decline to file the amended and restated certificate of incorporation if they subsequently determine that the reverse split is no longer in the best interest of the Company. The proposed amendments are attached hereto as Annex A-1 (4:1 reverse stock split), A-2 (5:1 reverse stock split, and A-3 (6:1 reverse stock split).

          The amended and restated certificates of incorporation would give effect to a reverse split of the shares of VaxGen’s issued and outstanding common stock, but it would not change the number of authorized shares of common stock or preferred stock or the par value of VaxGen’s common stock or preferred stock.

          The effectiveness of any one of these amendments and the abandonment of the other amendments, or the abandonment of all of these amendments, will be determined by the Board following the annual meeting and prior to our 2008 annual meeting of stockholders. The Board has recommended that these amendments be presented to the Company’s stockholders for approval.

          Upon receiving stockholder approval of the proposed amendments, the Board will have the sole discretion, pursuant to Section 242(c) of the Delaware General Corporation Law to elect, as it determines to be in the best interests of the Company and its stockholders, whether to effect a reverse stock split and, if so, the number of shares 4, 5, or 6, of Common Stock which will be combined into one share of Common Stock. The Board believes that stockholder approval of three selected exchange ratios (as opposed to approval of a single exchange ratio) provides the Board with maximum flexibility to achieve the purposes of a reverse stock split and, therefore, is in the best interest of the Company and its stockholders.

          If the Board determines to effect one of the Reverse Stock Splits (the “Effective Reverse Stock Split”) by filing the applicable Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, the Restated Certificate of Incorporation would be amended accordingly, and all other amendments will be abandoned. Approval of the reverse stock splits will authorize the Board in its discretion to effectuate the Effective Reverse Stock Split in any of the ratios, or not to effect any of the reverse stock splits. The text of the form of Amended and Restated Certificate of Incorporation, one of which would be filed with the Secretary of State of the State of Delaware to effect the Effective Reverse Stock Split, are set forth in Annexes A-1 through A-3 to this Proxy Statement; provided, however, that such text is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Delaware or as the Board deems necessary and advisable to effect the Effective Reverse Stock Split.

          If the Board elects to effect a reverse stock split following stockholder approval, the number of issued and outstanding shares of Common Stock would be reduced in accordance with an exchange ratio selected by the Board from among those set forth in this proposal. Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of outstanding Common Stock immediately following the reverse stock split as such stockholder held immediately prior to the reverse stock split. The par value of the Common Stock would remain unchanged at $0.01 per share.

17.

Purpose

          The Board of Directors approved the amendments to effect a reverse stock split because (i) the Board of Directors believes a reverse stock split is an effective means for the Company to meet the listing requirements of Nasdaq Global Market so that VaxGen’s common stock may be listed on the Nasdaq Global Market, (ii) because the Board of Directors believes a higher stock price may help generate investor interest in the Company, and (iii) the reverse stock split would increase the number of authorized but unissued shares of common stock of the Company, a portion of which the Board of Directors expects to issue, subject to future stockholder approval, in connection with a merger transaction and pursuant to a contemplated equity incentive plan, as further described below.

          Nasdaq Global Market Listing. VaxGen’s common stock is currently quoted on the Pink Sheets, electronic quotation system under the symbol “VXGN.PK.” The Board of Directors believes that listing on the Nasdaq Global Market would provide a broader market for VaxGen’s common stock and would facilitate the use of VaxGen’s common stock in financing transactions. The Board of Directors approved the reverse stock split proposal partly as a means, if necessary, of increasing the share price of VaxGen’s common stock above $5.00 per share to meet the listing requirement of Nasdaq Global Market.

          Potential Increased Investor Interest. The Board believes that the current low per share market price of the common stock has had a negative effect on the marketability of the Company’s existing shares. The Board believes there are several reasons for these effects. First, certain institutional investors have internal policies preventing the purchase of low-priced stocks. Also, a variety of policies and practices of broker-dealers discourage individual brokers within those firms from dealing in low-priced stocks. Second, because the brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of the common stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) which are a higher percentage of their total share value than would be the case if the share price of the common stock were substantially higher. This factor is also believed to limit the willingness of some institutions to purchase our common stock. The Board anticipates that a reverse stock split will result in a higher bid price for the common stock, which may help to alleviate some of these problems. The Board also believes that the decrease in the number of shares of common stock outstanding as a consequence of a reverse stock split, and the anticipated increase in the price of the common stock, could generate interest in the common stock and possibly promote greater liquidity for the Company’s stockholders. However, any increase in the market price of the common stock resulting from the reverse stock split may be proportionately less than the decrease in the number of outstanding shares, effectively reducing the Company’s market capitalization.

          Increase in Number of Authorized but Unissued Shares. The number of authorized shares of common stock would not be effected by the reverse stock split. The Company would continue to have 65 million authorized shares of common stock, and 20 million authorized shares of preferred stock. Based on shares outstanding as of November 8, 2007, in the event of a reverse stock split at a 4:1, 5:1 or 6:1 ratio, the number of shares of the Company’s common stock issued and outstanding would be reduced from approximately 33.1 million shares to 8.3 million, 6.6 million or 5.5 million, respectively. Therefore, as a result of the reverse stock split the number of authorized but unissued shares of common stock of the Company would increase by up to approximately 27.6 million.

          On November 13, 2007, the Company announced that on November 12, 2007, it entered into an Agreement and Plan of Merger with Raven biotechnologies, inc., or Raven, and two wholly-owned subsidiaries of the Company, TLW Merger Sub, Inc. and TLW, LLC. Upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger, the Company will issue, and holders of Raven Series D Preferred Stock will receive shares of common stock of the Company, such that following the consummation of the transactions contemplated by the Merger Agreement, current stockholders of the Company are expected to own approximately 50.9% of the combined company and current Raven Series D preferred stockholders are expected to own approximately 49.1% of the combined company. The Company expects that it would issue an aggregate of approximately 32.0 million shares of its common stock (on a pre-split basis) upon the consummation of the contemplated merger with Raven.

          On November 13, 2007, the Company filed a Current Report on Form 8-K describing the material terms of this Agreement and Plan of Merger. The Company is currently preparing a combined registration statement and proxy statement on Form S-4 in connection with the registration of shares of the Company’s common stock to be issued in the proposed merger with Raven and the solicitation of proxies from the Company’s stockholders with respect thereto. The Company intends to call a separate special meeting of the Company’s stockholders in the first half of 2008 to consider and vote on a proposal to approve the issuance of shares of VaxGen common stock in connection with Raven merger.

          In addition, the Company is considering the adoption of a new equity incentive plan providing for the award of stock options, restricted stock and other types of equity incentives to its employees, consultants, officers and directors, to replace its existing stock option plans. The number of shares to be subject to the new equity incentive plan, if any, has not yet been determined. If approved by the board of directors, the Company would seek approval of the proposed new equity incentive plan by the stockholders of the company, either at the special meeting of stockholders expected to be called in connection with the proposed Raven merger, or at another future meeting of VaxGen stockholders.

          Other than as set forth above, the Board of Directors does not have any other plan or intention to issue the additional shares of authorized but unissued common stock that would become available as a result of the proposed reverse split.

          The Board of Directors does not intend for this transaction to be the first step in a series of plans or proposals of a “going private” transaction within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended.

Board Discretion to Implement Effective Reverse Stock Split

          If the Reverse Stock Splits are approved by the stockholders of the Company at the annual meeting, the Effective Reverse Stock Split will be effected, if at all, only upon a subsequent determination by the Board that one of the Reverse Stock Splits (with an exchange ratio determined by the Board as described above) is in the best interests of the Company and its stockholders. Such determination will be based upon many factors, including existing and expected marketability and liquidity of the Common Stock, prevailing market conditions and the likely effect on the market price of the Common Stock. Notwithstanding approval of the Reverse Stock Splits by the stockholders, the Board may, in its sole discretion, abandon all of the proposed amendments and determine prior to the effectiveness of any filing with the Delaware Secretary of State not to effect any of the Reverse Stock Splits, as permitted under Section 242(c) of the Delaware General Corporation Law. If the Board fails to implement any of the Reverse Stock Splits before the next annual meeting, further stockholder approval would be required prior to implementing any reverse stock split.

The Reverse Stock Split May Not Result in an Increase in the Per Share Price of Our Common Stock; There Are Other Risks Associated With the Reverse Stock Split.

          We cannot be certain whether the reverse stock split would increase the trading price of our common stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

—

the trading price per share of our common stock after the reverse stock split would rise in proportion to the reduction in the number of pre-split shares of common stock outstanding before the reverse stock split;

18.

—

the market price per post-split share would either exceed or remain in excess of the $5.00 minimum price as required by the Nasdaq Global Market for VaxGen’s common stock to be listed or that we would otherwise meet the requirements of Nasdaq for listing on the Nasdaq Global Market; and

—	the reverse stock split would result in a per share price that would attract brokers and investors who do not trade in lower priced stocks.

          The market price of our common stock would also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is consummated and the trading price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the reverse stock split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Principal Effects of the Reverse Stock Split

          If approved by the stockholders, the reverse stock split would occur simultaneously for all of the Company’s common stock and the Effective Reverse Stock Split would be the same for all of such shares. The reverse stock split would affect all stockholders uniformly and would not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the reverse stock split would otherwise result in any stockholder owning a fractional share. As described below under “Effect on Fractional Stockholders,” registered stockholders otherwise entitled to fractional shares would be entitled to cash payments in lieu of such fractional shares. Such cash payments would reduce the number of post-split stockholders to the extent there are stockholders who otherwise would be entitled to receive less than one common share of the Company after the reverse stock split. This, however, is not the purpose for which VaxGen’s Board of Directors is recommending the reverse stock split. In addition, the reverse stock split would not affect any stockholder’s proportionate voting rights (subject to the treatment of fractional shares). Each share of common stock outstanding after the reverse stock split would be entitled to one vote and would remain fully paid and non-assessable. VaxGen would continue to be subject to the periodic reporting requirements of the Exchange Act.

          The principal effects of the reverse stock split would be that:

—

Based on shares outstanding as of November 8, 2007, in the event of a reverse stock split at a 4:1, 5:1 or 6:1 ratio, the number of shares of the Company’s common stock issued and outstanding would be reduced from approximately 33.1 million shares to 8.3 million, 6.6 million or 5.5 million, respectively.

          The exercise or conversion price and the number of shares of common stock issuable under the Company’s outstanding warrants, options, 5.5% Convertible Senior Subordinated Notes due 2010 and any other similar rights or securities would be proportionately adjusted upon the reverse stock split based on the ratio of 4:1, 5:1 or 6:1, the same ratio used with regard to common stock outstanding

          A reduction in the number of outstanding shares of the Company’s common stock could result in decreased liquidity in VaxGen’s common stock. In addition, the reverse stock split could result in some stockholders owning “odd lots” of less than one hundred shares of the Company’s common stock on a post-split basis. Odd lots may be more difficult to sell, or may require greater transaction costs per share to sell than do even multiples of one hundred shares.

          Effect on Fractional Stockholders. No scrip or fractional shares would be issued if, as a result of the reverse stock split, a registered stockholder would otherwise become entitled to a fractional share. Instead, the Company would pay to the registered stockholder, in cash, the value of any fractional share interest arising from the reverse stock split. The cash payment would equal the fraction to which the stockholder would otherwise be entitled multiplied by the average of the closing prices (as adjusted to reflect the reverse stock split) of our common stock, during the ten (10) trading days preceding the date that is five (5) days before the effective time of the reverse stock split. If such price is not available, the fractional share payment would be based on the average of the last bid and ask prices of our common stock on such days or other prices determined by the Board of Directors. No transaction costs would be assessed to stockholders for the cash payment. Stockholders would not be entitled to receive interest for the period of time between the effective date of the reverse stock split and the date payment is made for their fractional shares.

19.

          If you do not hold sufficient shares of pre-split common stock to receive at least one post-split share of common stock and you want to hold VaxGen’s common stock after the reverse stock split, you may do so by taking either of the following actions far enough in advance so that it is completed before the reverse stock split is effected:

          (1) purchase a sufficient number of shares of common stock so that you would hold at least that number of shares of common stock in your account prior to the implementation of the reverse stock split that would entitle you to receive at least one common share on a post-split basis; or

          (2) if applicable, consolidate your accounts so that you hold at least that number of shares of the Company’s common stock in one account prior to the reverse stock split that would entitle you to at least one share of common stock on a post-split basis. Common stock held in registered form (that is, shares held by you in your own name on the Company’s share register maintained by its transfer agent) and common stock held in “street name” (that is, shares held by you through a bank, broker or other nominee) for the same investor would be considered held in separate accounts and would not be aggregated when implementing the reverse stock split. Also, shares of our common stock held in registered form, but in separate accounts by the same investor, would not be aggregated when implementing the reverse stock split.

          After the reverse stock split, then current stockholders would have no further interest in the Company with respect to their fractional shares. A person otherwise entitled to a fractional share interest would not have any voting, dividend or other rights in respect of their fractional interest except to receive the cash payment as described above. Such cash payments would reduce the number of post-split stockholders to the extent that there are stockholders holding fewer than 4, 5 or 6 pre-split shares. This, however, is not the purpose for which the Company is effecting the reverse stock split. As of October 15, 2007, there were approximately 378 holders of record of the Company’s common stock. If the reverse stock split is implemented, based upon a reverse stock split ratio of 4:1, 5:1 or 6:1 ratio, based on the number of record holders as of October 15, 2007, the Company estimates that its number of record holders would be reduced to 368, 367, or 363, respectively.

          Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where VaxGen is domiciled and where the funds would be deposited, sums due to stockholders in payment for fractional shares that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

          Effect on Non-registered Stockholders. Non-registered stockholders holding their common shares through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the consolidation than those that would be put in place by the Company for registered stockholders, and their procedures may result, for example, in differences in the precise cash amounts being paid by such nominees in lieu of fractional share. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

          Effect on Authorized Shares. The number of authorized shares of common stock would not be effected by the reverse stock split. The Company would continue to have sixty-five million (65,000,000) authorized shares of common stock. The Company would also continue to have twenty million (20,000,000) authorized shares of preferred stock.

          Effect on Accounting Matters. The reverse stock split would not affect the par value of VaxGen’s common stock. As a result, on the effective date of the reverse stock split, the stated capital on VaxGen’s balance sheet attributable to VaxGen’s common stock would be reduced in proportion to the ratio of the reverse split. The per share net income or loss and net book value of VaxGen’s common stock would be increased because there would be fewer shares of VaxGen’s common stock outstanding.

          Potential Anti-Takeover Effect. Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of VaxGen’s Board of Directors or contemplating a tender offer or other transaction for the combination of VaxGen with another company), the reverse stock split proposal is not being proposed in response to any effort of which we are aware to accumulate VaxGen’s shares of common stock or obtain control of VaxGen, nor is it part of a plan by management to recommend a series of similar amendments to VaxGen’s certificate of incorporation to VaxGen’s Board of Directors and stockholders.

20.

          Effect on Stock Certificates. If VaxGen’s stockholders approve the reverse stock split, the Board would have authority, at its discretion, to file an amendment to the certificate of incorporation with the Secretary of State of the State of Delaware. The reverse stock split would become effective at the time specified in the amendment, which we refer to as the “effective time.”

          If the stockholders approve the reverse stock split, registered stockholders will be sent a transmittal letter from the Company’s transfer agent as soon as practicable after the effective date of the reverse stock split. The letter of transmittal would contain instructions on how to surrender your certificate(s) representing your pre-split shares to the transfer agent. The transfer agent would forward to each registered stockholder who has sent the required documents a new share certificate representing the number of post-split shares of common stock to which the stockholder is entitled. Until surrendered, each share certificate representing pre-split shares of the common stock of the Company would be deemed for all purposes to represent the number of whole shares of post-split common shares, and the right to receive a cash payment in lieu of any fractional shares (without interest), to which the holder is entitled as a result of the reverse stock split. If a registered stockholder is entitled to a payment in lieu of any fractional share, such payment would be made as described above under “Effect on Fractional Stockholders.”

          STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

No Dissenter’s Rights

          Under the Delaware General Corporation Law, VaxGen’s stockholders are not entitled to dissenter’s rights with respect to the reverse stock split, and VaxGen would not independently provide stockholders with any such right.

Federal Income Tax Consequences of the Reverse Stock Split

          The following description of the material federal income tax consequences of the reverse stock split is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the reverse stock split. This discussion is for general information only and does not discuss the tax consequences which may apply to special classes of taxpayers (e.g., banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, non-resident alien individuals, broker-dealers or tax-exempt entities). Further, it does not address any state, local or foreign tax consequences. This summary assumes that shares of common stock held immediately prior to the reverse stock split were, and the new shares received will be, held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment will be a capital asset). Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

          Subject to the discussion below concerning the treatment of the receipt of cash in lieu of fractional shares, we believe the material federal income tax consequences of the reverse stock split are as follows:

—	The Company will not recognize any gain or loss as a result of the reverse stock split.

—	Stockholders will not recognize any gain or loss as a result of the reverse stock split, except with respect to cash received in lieu of fractional shares.

—

A stockholder’s aggregate basis in the shares of common stock held following the reverse stock split will be equal to the stockholder’s aggregate basis in its old shares of common stock immediately prior to the reverse stock split, reduced by any tax basis attributable to a fractional share.

21.

—

A stockholder’s holding period for the shares of common stock held following the reverse stock split will include the stockholder’s holding period for its old shares of common stock held immediately prior to the reverse stock split.

          In general, a stockholder who receives cash in lieu of a fractional share will recognize capital gain or loss equal to the difference, if any, between the amount of cash received and the stockholder’s basis in the fractional share. The capital gain or loss will constitute long-term capital gain or loss if the stockholder’s holding period for the common stock is more than one year as of the date of the reverse stock split. The deductibility of capital losses is subject to limitations.

          Our view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. Accordingly, stockholders are urged to consult their own tax advisors regarding the tax consequences of the reverse stock split.

Vote Required; Recommendation of Board

          The affirmative vote of the holders of a majority of the shares of our issued and outstanding common stock on the record date vote will be required to approve this Proposal 2. As a result, abstentions and broker non-votes will have the same effect as “Against” votes.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE SPLIT OF THE OUTSTANDING SHARES OF VAXGEN’S COMMON STOCK.

22.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP, or PwC, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the annual meeting. PwC has previously audited the Company’s financial statements. Representatives of PwC are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

          Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of PwC as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board of Directors is submitting the selection of PwC to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board of Directors in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interest of the Company and its stockholders.

          The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of PwC. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES

          The following table represents aggregate fees billed to the Company for work performed during the years ended December 31, 2006 and 2005, by PwC, the Company’s independent registered public accounting firm during those years, respectively (in thousands):

	Year Ended December 31,

	2006	2005

Audit Fees (1)	$2,115	$1,266
Audit-Related Fees	–	–
Tax Fees (2)	42	35
All Other Fees (3)	86	1

Total Fees	$2,243	$1,302

(1)

Includes fees for services that normally would be provided by an independent registered public accounting firm in connection with regulatory filings. Also includes fees necessary to perform an audit or review in accordance with auditing standards generally accepted in the United States of America and fees for services that generally only the independent registered public accounting firm can reasonably provide. Audit fees billed to the Company by PwC for the year ended December 31, 2006 include amounts for work performed in 2006 related to the audit of the Company’s financial statements for the years ended December 31, 2006, 2005 and 2004 and the re-audit of the Company’s financial statements for the years ended December 31, 2003, 2002 and 2001. Audit fees billed to the Company by PwC for the year ended December 31, 2005 include amounts for work performed in 2005 related to the audit of the Company’s financial statements for the years ended December 31, 2004 and the re-audit of the Company’s financial statements for the years ended December 31, 2003, 2002 and 2001. As of December 31, 2006, the 2006, 2005 and 2004 audits had not been completed. As of December 31, 2005, neither the 2005 and 2004 audits nor the re-audit of the years ended December 31, 2003, 2002 and 2001 had been completed.

(2)	Consists primarily of fees for the preparation of federal and state tax returns for certain expatriate employees.

(3)

Includes fees for services provided in 2006 to assist the Company in preparing a claim under its 2003 Anthrax Contract relating to costs incurred for the termination of an agreement with a subcontractor. Additionally, amount includes $1,000 for fees for research software services in 2005.

23.

          All fees described above were approved by the Audit Committee. Under the provisions of the revised Audit Committee Charter which was adopted in March 2004, and amended in 2006 and subsequently approved by the full Board of Directors, the Audit Committee may approve in advance the engagement of the independent registered public accounting firm for all audit services and non-audit services, based on independence, qualifications and, if applicable, performance, and approve the fees and other terms of any such engagement; provided, however, that, except as otherwise required by applicable law, rule or regulation, (i) the Committee may establish pre-approval policies and procedures for any engagement to render such services, provided that such policies and procedures (x) are detailed as to particular services, (y) do not involve delegation to management of the Committee’s responsibilities hereunder, and (z) provided that, at its next scheduled meeting, the Committee is informed as to each such service for which the independent registered public accounting firm is engaged pursuant to such policies and procedures, and (ii) the Committee may delegate to one or more members of the Committee the authority to grant pre-approvals for such services, provided that (a) the decisions of such member(s) to grant any such pre-approvals shall be presented to the Committee at its next scheduled meeting, and (b) the Committee has established policies and procedures for such pre-approval of services consistent with the requirements of subsections (x) and (y) above. The Audit Committee has determined that the rendering of the services other than audit services by PwC is compatible with maintaining the independent registered public accounting firm’s independence.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

          OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PwC AS VAXGEN’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2007 FISCAL YEAR.

24.

PROPOSAL 4

APPROVAL OF POSSIBLE ADJOURNMENT OF THE ANNUAL MEETING

          If a sufficient number of votes to approve Proposal 2, regarding an amendment to the VaxGen’s certificate of incorporation to effect a reverse stock split, are not received by the meeting dated, VaxGen may propose to adjourn the annual meeting, if a quorum is present, for a period of not more than 30 days for the purpose of soliciting additional proxies to approve Proposal 2. VaxGen currently does not intend to propose adjournment at the annual meeting if there are sufficient votes to approve Proposal 2. If approval of the proposal to adjourn the VaxGen annual meeting for the purpose of soliciting additional proxies is submitted to stockholders for approval, such approval requires the affirmative vote of the holders of a majority of the shares present and entitled to vote, either in person or by proxy, at the VaxGen annual meeting.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL 4 TO ADJOURN THE ANNUAL MEETING, IF NECESSARY, IF A QUORUM IS PRESENT, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF PROPOSAL 2.

25.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth certain information regarding the ownership of the Company’s common stock as of September 30, 2007 by: (i) each director; (ii) our Chief Executive Officer, Chief Financial Officer and our three most highly compensation executive officers as of December 31, 2006, and our former Acting Chief Financial Officer, together referred to as the Named Executive Officers; (iii) all current executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock. Unless otherwise noted, the address for the person or entity listed in the table is c/o VaxGen, Inc., 349 Oyster Point Blvd., South San Francisco, California, 94080.

	Beneficial Ownership (1)

Beneficial Owner	Number of Shares	Percent of Total

Entities affiliated with Gruber & McBaine Capital Management, LLC, 50 Osgood Place, Penthouse, San Francisco, CA, 94133 (2)	4,604,565	13.9
Entities affiliated with Ardsley Advisory Partners, 262 Harbor Drive, 4th Floor, Stamford, CT, 06902 (3)	1,800,000	5.4

Directors and Executive Officers
Randall L-W. Caudill, Chairman of the Board and Director (4),(5)	72,379	*
Lance K. Gordon, Former President, Former Chief Executive Officer and Former Director (4),(6)	578,071	1.7
Franklin M. Berger, Director (4)	36,562	*
Michel Gréco, Director (4)	46,562	*
Myron M. Levine, Director (4)	29,687	*
Kevin L. Reilly, Director (4),(6)	8,906	*
Marc J. Gurwith, Senior Vice President, Medical Affairs and Chief Medical Officer (4)	141,585	*
James P. Panek, President, Chief Executive Officer and Director (4)	203,221	*
Matthew J. Pfeffer, Chief Financial Officer and Senior Vice President, Finance and Administration (4)	60,000	*
Piers C. Whitehead, Vice President, Corporate and Business Development (4)	137,116	*
Kevin C. Lee, Former Acting Chief Financial Officer (4),(6)	18,645	*
All executive officers and directors as a group (9 persons) (4)	736,018	2.2

*	Less than one percent.

(1)

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 33,106,523 shares outstanding on September 30, 2007 adjusted as required by rules promulgated by the SEC.

(2)

Gruber & McBaine Capital Management, LLC, or GMCM, is a registered Investment Advisor whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the stock. Jon D. Gruber, or Gruber, and J. Patterson McBaine, or McBaine, are the Managers, controlling persons and Portfolio Managers of GMCM. Lagunitas Partners is an investment limited partnerships of which GMCM is the General Partner.

26.

(3)

Ardsley Advisory Partners, a New York general partnership, or Ardsley, serves as Investment Manager of Ardsley Offshore Fund Ltd., a British Virgin Islands Corporation, or Ardsley Offshore, and as Investment Adviser of Ardsley Partners Fund II, L.P., a Delaware limited partnership, or AP II, Ardsley Partners. Institutional Fund, L.P., a Delaware limited partnership, or Ardsley Institutional, and certain managed accounts, with respect to the common stock directly owned by Ardsley Offshore, AP II, Ardsley Institutional and the managed accounts. Ardsley Partners I, a New York general partnership, or Ardsley Partners, serves as General Partner of Ardsley, AP II and Ardsley Institutional. Philip J. Hempleman, the Managing Partner of Ardsley and of Ardsley Partners may, by virtue of his position as Managing Partner, be deemed to have power to direct the voting and disposition of the common stock held or controlled by Ardsley, Ardsley Partners, AP II, Ardsley Institutional, Ardsley Offshore and the managed accounts. Mr. Hempleman disclaims beneficial ownership of such common stock, other than the portion of such shares which relates to his individual economic interest in AP II or shares he owns individually

(4)

Includes options under the Company’s stock option plans potentially exercisable within 60 days of September 30, 2007 for the following number of shares: Dr. Caudill – 60,379; Dr. Gordon – 575,000; Mr. Berger – 36,562; Mr. Gréco – 46,562; Dr. Levine – 29,687; Mr. Reilly – 8,906; Dr. Gurwith – 127,965; Mr. Panek – 191,248; Mr. Pfeffer – 60,000; Mr. Whitehead – 126,793; Mr. Lee – 18,645; and all executive officers and directors as a group – 688,102.

(5)	Includes 1,000 shares owned by Dr. Caudill’s wife. Dr. Caudill disclaims beneficial ownership of these 1,000 shares except to the extent of any pecuniary interest therein.

(6)	Mr. Reilly has been a director of the Company since 2005; Dr. Gordon’s employment with the Company terminated in January 2007; and Mr. Lee’s employment with the Company terminated in July 2006.

27.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON
EXECUTIVE COMPENSATION(3)

COMPENSATION COMMITTEE REPORT

          Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, our Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and this proxy statement; see Executive Compensation and Related Information in this Notice of 2007 Annual Meeting of Stockholders for complete Compensation Discussion and Analysis.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

Kevin L. Reilly, Chairman
Randall L-W. Caudill, D. Phil.
Michel Gréco

Compensation Committee Interlocks and Insider Participation

          During the fiscal year ended December 31, 2006, none of the members of our Compensation Committee was, at any time since our formation, an officer or employee of VaxGen. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Executive Officers

          The executive officers of the Company and their respective ages and positions as of September 30, 2007 are as follows:

Name of Executive Officer	Age	Principal Occupation

James P. Panek	54	President and Chief Executive Officer
Marc J. Gurwith, M.D.	68	Senior Vice President, Medical Affairs and Chief Medical Officer
Matthew J. Pfeffer	50	Chief Financial Officer and Senior Vice President, Finance and Administration
Piers C. Whitehead	45	Vice President, Corporate and Business Development

          There is no family relationship between or among any of the executive officers or directors.

          3 The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the Securities and Exchange Commission and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act or the Securities Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

28.

James P. Panek

          Mr. Panek has served as our President and Chief Executive Officer since January 2007. He previously served as our Executive Vice President, Manufacturing Operations, since September 2006 and Senior Vice President, Manufacturing Operations, since February 2002. From 1982 to 2001, Mr. Panek served in various capacities with Genentech, including Senior Vice President, Product Operations, and Vice President, Manufacturing, Engineering and Facilities, where he led the development of the world’s largest biotechnology manufacturing facility and was responsible for all operations involved in supplying products for preclinical, clinical, and commercial use. Mr. Panek led the development of manufacturing facilities that enabled FDA approval and launch of recombinant products to treat pediatric growth hormone deficiency (Nutropin Depot® and Protropin®), heart attack (TNKase™), non-Hodgkin’s lymphoma (Rituxan®) and breast cancer (Herceptin®). Mr. Panek was also responsible for the purification of all human pharmaceuticals for clinical and commercial use, and led the successful start-up and licensure of operations for purification of Activase®, the first large-scale cell culture product approved by the FDA. Prior to joining Genentech, Mr. Panek spent six years with Eli Lilly in a variety of engineering and development positions. Mr. Panek received a B.S. and an M.S. in chemical engineering from the University of Michigan.

Marc J. Gurwith, M.D.

          Dr. Gurwith has served as our Senior Vice President, Medical Affairs and Chief Medical Officer since October 2001. From August 1997 through October 2001, Dr. Gurwith served as Vice President, Drug Development and Chief Medical Officer at Genelabs Technologies, Inc. From January 1995 until August 1997 Dr. Gurwith was Vice President, Clinical Research and Associate Medical Director at Sequus Pharmaceuticals. Previously, Dr. Gurwith served as Vice President of Medical and Scientific Affairs at Boehringer Mannheim Pharmaceuticals and as Senior Director of Clinical Research at Wyeth-Ayerst Research. Dr. Gurwith received his M.D. from Harvard University, his J.D. from Temple University School of Law and his B.A. from Yale University.

Matthew J. Pfeffer

          Mr. Pfeffer has served as Chief Financial Officer and Senior Vice President of Finance and Administration since March 2006. Mr. Pfeffer has over 25 years of financial management experience, having served most recently as CFO of Cell Genesys, Inc. During his nine year tenure at Cell Genesys, Mr. Pfeffer served as Director of Finance before being named CFO in 1998. His responsibilities included managing finance, tax, treasury, information technology and investor relations functions and overseeing corporate governance and compliance issues. Previously, Mr. Pfeffer served in financial management positions, including roles as Corporate Controller, Manager of Internal Audit and Manager of Financial Reporting, at Diasonics Ultrasound, Inc. and ComputerLand Corporation. Mr. Pfeffer began his career at Price Waterhouse. Mr. Pfeffer is a member of the board of directors of Genelabs Technologies, Inc. He also serves on boards and advisory committees of Financial Executives International, the Biotechnology Industry Organization and the American Institute of Certified Public Accountants. Mr. Pfeffer is also a member of the Association of Bioscience Financial Officers and is a graduate of the University of California, Berkeley.

Piers C. Whitehead

          Mr. Whitehead has served as our Vice President, Corporate and Business Development, since July 2002. Mr. Whitehead served as Vice President from 1991 through 2002 and Head of Mercer Management Consulting’s San Francisco office from 2000 to 2002. There he led marketing, strategy and manufacturing projects, with an emphasis on global health and vaccines, for clients that included the Global Alliance for Vaccines and Immunization, UNICEF and several private sector clients. Mr. Whitehead gained international prominence for his wide-ranging analysis of the biologics, pharmaceutical, global health and vaccine markets. His reports on the state of international vaccine development, including the analysis of manufacturing economics for the developing world, have become standard references for the field. Prior to joining Mercer, he was a manager with London-based investment bank, Robert Fleming Securities Ltd. There he led a team of seven analysts covering the European Capital Goods sector. Mr. Whitehead received a B.A. and an M.A. from Oriel College in Oxford, England.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

          The Company’s executive compensation program is intended to align executive goals and rewards with the Company and stockholder goals and progress. This description of compensation policies and practices applies to the Company’s Chief Executive Officer, Senior Vice President, Finance and Administration and Chief Financial Officer, Executive Vice President of Manufacturing Operations, Senior Vice President of Medical Affairs, and Vice President of Corporate and Business Development, who are collectively referred to as the Named Executive Officers or NEOs.

29.

Role of our Compensation Committee

          The Compensation Committee acts on behalf of the Board in fulfilling the Board’s responsibilities to oversee the Company’s compensation policies, plans and programs, and to review and determine the compensation to be paid to the Company’s executive officers and directors; compensation includes salary, bonuses, perquisites, equity incentives, severance arrangements, retirement benefits and other related benefits and benefit plans. The Compensation Committee is composed entirely of non-employee directors.

          Historically, the Compensation Committee has evaluated corporate performance objectives and made or proposed adjustments to annual compensation and determined bonus and equity awards at one or more meetings held during the first quarter of the year or at the end of the preceding year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the evaluation of performance objectives and the determination of compensation levels. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which proposes to the Board adjustments to his compensation as well as awards to be granted.

Compensation Program Objectives

          The Company’s executive compensation program is designed to achieve the following objectives:

—	attract and retain talented and experienced executives in an extremely competitive labor market of biotechnology companies located in Northern California;

—	motivate and reward key contributors whose knowledge, skills and performance are critical to growing our business and advancing our programs;

—	provide a compensation package that includes performance-based rewards and aligns rewards with accomplishment of objectives;

—	provide performance-based rewards for the accomplishment of planned Company’s and/or individual’s achievement of goals;

—	ensure fairness among the executive management team by recognizing the contributions each executive makes to the Company’s progress and achievement of corporate goals; and

—	foster teamwork and a shared commitment among executives to overall corporate progress by aligning the Company’s and their individual goals.

Components of the Executive Compensation Program

For 2006, the principal components of the Company’s executive compensation program consisted of:

—	base salary;

—	eligibility for an annual cash bonus;

—	equity incentives in the form of stock options;

—	severance protection; and

—	other components of executive compensation.

30.

          Base Salary. Base salary is intended to enable the Company to attract and retain executives with greater than average experience and skills, when compared to comparable biotechnology companies. For each executive position, the Company sets as its target base compensation between the 50th and 75th percentile of compensation compared to peer company data for benchmarked, comparable positions.

          Annual Cash Bonus. Cash bonuses reward accomplishment of annual Company goals critical to the achievement of its long-term goals and the individual’s achievement of functional and departmental goals for the functional organization that he or she manages. The Compensation Committee determines eligibility for annual cash bonuses by reference to target bonus amounts established for each executive position.

          Stock Options. The Company grants stock options to its executives, as well as its employees, to provide long-term incentives that align the interests of its employees with the achievement of the Company’s long-term development programs and the interests of our stockholders over the long term. Given the time periods involved in biopharmaceutical development, the Company believes that these long-term incentives are critical to the Company’s success. The fair market value of our grants of equity awards is generally the closing price of our common stock on the effective date of approval of the grant by the Board or Compensation Committee.

          Severance Protection. The Company may make Termination and Change in Control payments to certain of its executive officers under certain circumstances. The Company determined that peer companies commonly offered comparable benefits. Given the risks associated with the biopharmaceutical industry and the increasing frequency of acquisitions in the industry, the Compensation Committee continues to believe that severance protection is necessary to attract and retain qualified executives. These potential benefits are more fully described below in the Potential Payments Upon Termination or Change in Control table.

          Other Components of Executive Compensation Program. The remaining components of the Company’s executive compensation program, like its broader employee compensation programs, are intended to make the Company’s overall compensation program competitive with those of its peer companies and include a 401(k) Plan, health insurance and life and disability insurance plans which are available to all Company employees.

          The Company utilizes short-term compensation, including base salary and cash bonuses, to recognize the experience, skills, knowledge and responsibilities required of each named executive officer, to meet competitive market conditions, and to motivate and reward key executives to perform. The Company may award annual performance bonuses of up to a percentage of the employee’s base salary depending upon achievement of annual goals and objectives. In 2006, the target bonus for each of the Named Executive Officers was up to 30% of base salary. In addition, equity incentives, through the grant of stock options, are designed to directly align interests of the executive officers with the interests of the stockholders over the long term and encourage the growth of stockholder value through upside potential. The Company addressed this through maintenance of equity ownership levels for the Chief Executive Officer consistent with market comparisons.

Competitive Market Review

          The Compensation Committee annually reviews executive compensation of the Named Executive Officers with those reported for peer companies in the Northern California biotechnology industry to ensure that total compensation (base salary, annual bonus targets and stock ownership) is market competitive, based on business and individual performance, as well as fair, based on internal equity in pay practices. The Company participates in an annual, national survey of executive compensation of approximately 550 biotechnology companies conducted by Radford Surveys + Consulting, a business unit of AON.

          The group of peer companies is selected annually and updated based on the criteria of similarly-sized companies by market capitalization, employee size, stage of development, and companies with which the Company regularly competes for talent. There were thirty-three public biotechnology and biopharmaceutical companies in the selected peer group for the 2006 compensation review and benchmarking process: Affymax, Inc., Avigen, Sciclone Pharmaceuticals, Alexza Pharmaceuticals, Cytokinetics, Nuvelo, Onyx Pharmaceuticals, Pharmacyclics, Renovis, Titan Pharmaceuticals, Xenoport, Aradigm, Cerus, Cotherix, Durect, Dynavax Technologies, Maxygen, Sunesis Pharmaceuticals, Supergen, Xenogen, Kosan Biosciences, Genelabs Technologies, Tercica, Threshold Pharmaceuticals, Cell Genesys, Telik, Rigel, Theravance, Connetics, Intermune, Genitope, CV Therapeutics and Exelixis.

31.

          As the Company competes with larger biotechnology and pharmaceutical companies for talent in Northern California, a very competitive labor market, the Company’s philosophy is to use a guideline base compensation target generally between the 50th and 75th percentile of compensation compared to peer company data for benchmarked, comparable positions. For 2006, this represented a projected approximate 5.0% increase in base salary over 2005 for the Company as a whole. This approach applies to the Named Executive Officers and generally to all positions company-wide, except that individual pay may range substantially below or above those percentiles depending upon job function, scope of responsibility, individual performance and experience, skills, contribution, and market factors when, in the judgment of management and/or the Compensation Committee, as appropriate, the value of the individual’s experience, performance and specific skill set justifies variation. In this way, competitively superior pay is given to those who earn it. As a result, the greatest retention value has been invested in the strongest performers.

          In 2006, it was determined jointly by the Named Executive Officers and the Compensation Committee that normal annual increases in base pay, which are generally implemented in the first quarter of the year, be postponed until after the Company’s financing goals had been met. Accordingly, such annual increases for 2006 were not awarded until July, following receipt of proceeds by the Company from the sale of a portion of its Celltrion common stock.

Performance and Compensation Process

          At the beginning of each year, the Board of Directors in consultation with the Chief Executive Officer establishes corporate goals that it believes are the most significant objectives for the Company in the upcoming year and that are critical to the success of the Company in the short and long term. These corporate goals normally include departmental, functional goals as well as project-based, cross-functional goals. These corporate goals typically include associated timelines and are normally reviewed and may be updated or adjusted by the Board of Directors in consultation with the Chief Executive Officer at mid-year, if determined appropriate. In 2006, the corporate goals included objectives relating to the achievement of milestones relating to the rPA program under the Company’s government contracts, securing minimum levels of financing, progress towards becoming current in the Company’s financial filings and becoming re-listed and the securing of staffing and facilities to meet the Company’s long range goals. The Company does not disclose the specific target levels for its performance goals as they contain competitively sensitive information and are not material to an understanding of compensation awards to the Named Executive Officers.

          The Compensation Committee considers actual results against the specific deliverables associated with the corporate goals, the extent to which each goal was a significant stretch goal for the organization, whether significant unforeseen obstacles or favorable circumstances altered the expected difficulty of achieving the desired results, and the extent to which economic assumptions underlying the performance targets were accurate. The corporate goals established by the Board in 2006 were intended to be moderately difficult to achieve and included certain performance goals which represented a substantial stretch beyond the actual results achieved in 2005. In reviewing performance against these “stretch” goals, the Compensation Committee realized that the achievement of the planned performance would be very difficult. The Committee determined that while the Company had exceeded certain of the goals it had set for itself, it had not achieved the majority of its goals for 2006, including certain of its most critical goals. Accordingly, the portion of bonus attributable to the attainment of corporate goals was not earned.

          The Chief Executive Officer’s performance is evaluated 100% against achievement of the corporate goals, while the other Named Executive Officers’ performance is evaluated based 50% on the achievement of corporate goals and 50% upon achievement of specific individual goals related to the executive officers’ functional responsibilities. At the end of each year, the Chief Executive Officer and the other Named Executive Officers typically prepare a written self-assessment of their individual performance during the year, which is considered by their supervisor or in the case of the Chief Executive Officer, the Compensation Committee and the Board as part of the full assessment of performance. For the other Named Executive Officers, the Chief Executive Officer presents to the Compensation Committee management’s assessment of each named executive officer’s performance during the year, including the level of achievement of such individual’s specific goals and a summary of the accomplishments in the related functional area of responsibility, including mitigating factors in some cases and/or areas of significant accomplishment not anticipated in the goals. The Compensation Committee reviews and assesses the achievement of the corporate goals and, to the extent applicable, the individual accomplishments of the Named Executive Officers, in formulating annual compensation recommendations to the Board of Directors.

32.

          In determining the long-term incentive component of executive compensation, the Compensation Committee considers the Company’s performance and the attainment of individual performance goals, the value of similar incentive awards given to executive officers of comparable companies, the awards given to the Named Executive Officers in past years, and percentage ownership which is vested and unvested. The Compensation Committee views stock option grants as the basis for long-term incentive compensation. Based on this, stock option grants for each executive officer are determined based on a consideration of percentage ownership of the Company taking into consideration market comparisons and a general view as to individual performance.

          The Compensation Committee’s determination of base salary increases, stock option grants, and performance bonuses are made after the performance review and a comparison to the benchmark data of corresponding executive positions in comparable, peer companies. The Chief Executive Officer is not present during the deliberations regarding his compensation.

Executive Compensation Actions

          As a result of the Company’s cash position and its inability to grant broad-based stock options to non-officers subsequent to its de-listing from Nasdaq, the Board of Directors deferred the award of stock options to Named Executive Officers in 2004 and 2005, and bonuses otherwise earned in 2005, into early 2007, when certain “catch-up” awards were made, as more fully described below. The 2005 bonuses were expensed in our consolidated financial statements for 2005 included in our reporting to the SEC on Form 10-K for the year ended December 31, 2005 filed on May 31, 2007. The 2006 bonuses were included in the reporting to the SEC on Form 10-K for the year ended December 31, 2006 filed on August 30, 2007. Only executive officers who were still employed by the Company when the Compensation Committee approved the payment of these sums were eligible to receive these stock option awards and cash bonuses.

James P. Panek, President and Chief Executive Officer

Actions for 2005

—

Annual Performance Bonus. In February 2007, the Board of Directors awarded Mr. Panek a cash bonus of $55,000 related to 2005 performance (based upon achievement of the majority of corporate and his individual goals) representing 20% of his 2005 base salary.

Actions for 2006

—

Base Salary. In July 2006, the Board of Directors approved a $16,110 increase in 2006 base salary to $284,608, retroactive to January 1, 2006, which represents a 6% increase from the prior year’s salary to provide for the estimated increase to maintain target market level compensation. In August 2006, the Board of Directors approved an additional $20,392 increase in 2006 base salary to $305,000, effective August 1, 2006, which represents an additional 7% increase in recognition of his promotion from Senior Vice President to Executive Vice President and the addition of new responsibilities.

—

Annual Performance Bonus. In February 2007, the Board of Directors awarded Mr. Panek a cash bonus of $45,750 related to 2006 performance (based solely upon achievement of his individual goals) representing 15% of his 2006 base salary.

Actions for 2007

—

Base Salary. In January 2007, based on the recommendation of the Compensation Committee and in recognition of his promotion to the position of President and Chief Executive Officer, the Board of Directors approved an $85,000 increase in 2007 base salary to $390,000 effective January 1, 2007, which represents a 28% increase from the prior year’s salary.

—

Equity Incentives. In February 2007, the Compensation Committee granted Mr. Panek stock options exercisable for 120,000 shares with an exercise price of $2.23 per share in recognition of his promotion to President and Chief Executive Officer following Dr. Gordon’s resignation in January 2007 as well as Mr. Panek’s performance for 2006. The stock options vest in 48 equal monthly installments over the four (4) year period beginning on February 12, 2007. Also, in February 2007, the Compensation Committee awarded Mr. Panek stock options exercisable for 60,000, 60,000 and 60,000 shares each with an exercise price of $2.23 per share in lieu of annual grants in 2004, 2005 and 2006, respectively. These options were granted with effective vesting from March 1 of the respective year. Thus, the 2004, 2005 and 2006 grants were vested 75%, 50% and 25%, respectively, on the grant date of February 12, 2007 with the remaining balances vesting monthly over their respective remaining terms. Additionally, in February 2007, the Board of Directors implemented an option exchange program allowing current executive officers, at their election, to exchange all of their existing stock options for new options, at a ratio of one (1) new option share for each four (4) exchanged option shares, with vesting re-starting as of the date of the exchange. Mr. Panek elected to participate and received 40,000 new options in exchange for 160,000 old options, a reduction of 120,000 options. In February 2007, Mr. Panek also received retention incentives in the form of stock options and potential retention bonus payments as more fully described under “Executive Retention Program” below.

33.

Matthew J. Pfeffer, Senior Vice President, Finance and Administration and Chief Financial Officer

Actions for 2006

—

Base Salary and Equity Incentives. Mr. Pfeffer joined the Company in March 2006 with a base salary of $275,000 and received a new hire grant for stock options exercisable for 120,000 shares with an exercise price of $8.58 per share. The stock options vest 25% upon Mr. Pfeffer’s completion of one (1) year of service on March 30, 2007 and the remaining balance of the stock options vest in 36 equal monthly installments over the ensuing three (3) year period.

—

Annual Performance Bonus. In February 2007, the Board of Directors awarded Mr. Pfeffer a cash bonus of $41,250 related to 2006 performance (based solely upon achievement of his individual goals) representing 15% of his 2006 base salary.

Actions for 2007

—

Base Salary. In January 2007, based on the recommendation of the Compensation Committee, the Board of Directors approved a $25,000 increase in 2007 base salary to $300,000 effective January 1, 2007, which represents a 9% increase from the prior year’s salary.

—

Equity Incentives. In February 2007, the Compensation Committee granted Mr. Pfeffer stock options exercisable for 90,000 shares with an exercise price of $2.23 per share. The stock options vest in 48 equal monthly installments over the four (4) year period beginning on February 12, 2007. Additionally, in February 2007, the Board of Directors implemented an option exchange program allowing current executive officers, at their election, to exchange all of their existing stock options for new options, at a ratio of one (1) new option share for each four (4) exchanged option shares, with vesting re-starting as of the date of the exchange. Mr. Pfeffer elected to participate and received 30,000 new options in exchange for 120,000 old options, a reduction of 90,000 options. In February 2007, Mr. Pfeffer also received retention incentives in the form of stock options and potential retention bonus payments as more fully described under “Executive Retention Program” below.

Marc J. Gurwith, Senior Vice President, Medical Affairs

Actions for 2005

—

Annual Performance Bonus. In February 2007, the Board of Directors awarded Dr. Gurwith a cash bonus of $55,000 related to 2005 performance (based upon achievement of the majority of corporate and his individual goals) representing 21% of his 2005 base salary.

Actions for 2006

—

Base Salary. In July 2006, the Board of Directors approved a $13,409 increase in 2006 base salary to $281,579, retroactive to January 1, 2006, which represents a 5% increase from the prior year’s salary to provide for the estimated increase to maintain target market level compensation.

—

Annual Performance Bonus. In February 2007, the Board of Directors awarded Dr. Gurwith a cash bonus of $42,237 related to 2006 performance (based solely upon achievement of his individual goals) representing 15% of his 2006 base salary.

Actions for 2007

—

Base Salary. In January 2007, based on the recommendation of the Compensation Committee, the Board of Directors approved an $8,421 increase in 2007 base salary to $290,000 effective January 1, 2007, which represents a 3% increase from the prior year’s salary.

34.

—

Equity Incentives. In February 2007, the Compensation Committee granted Dr. Gurwith stock options exercisable for 45,000 shares with an exercise price of $2.23 per share. The stock options vest in 48 equal monthly installments over the four (4) year period beginning on February 12, 2007. Also, in February 2007, the Compensation Committee awarded Dr. Gurwith stock options exercisable for 45,000, 45,000 and 45,000 shares, each with an exercise price of $2.23 per share in lieu of annual grants in 2004, 2005 and 2006, respectively. These options were granted with effective vesting from March 1 of the respective year. Thus, the 2004, 2005 and 2006 grants were vested 75%, 50% and 25%, respectively, on the grant date of February 12, 2007 with the remaining balances vesting monthly over their respective remaining terms. Additionally, in February 2007, the Board of Directors implemented an option exchange program allowing current executive officers, at their election, to exchange all of their existing stock options for new options, at a ratio of one (1) new option share for each four (4) exchanged option shares, with vesting re-starting as of the date of the exchange. Dr. Gurwith elected to participate and received 42,500 new options in exchange for 170,000 old options, a reduction of 127,500 options. In February 2007, Dr. Gurwith also received retention incentives in the form of stock options and potential retention bonus payments as more fully described under “Executive Retention Program” below.

Piers C. Whitehead, Vice President, Corporate and Business Development

Actions for 2005

—

Annual Performance Bonus. In February 2007, the Board of Directors awarded Mr. Whitehead a cash bonus of $55,000 related to 2005 performance (based upon achievement of the majority of corporate and his individual goals) representing 21% of his 2005 base salary.

Actions for 2006

—

Base Salary. In July 2006, the Board of Directors approved an $11,577 increase in 2006 base salary to $268,827, retroactive to January 1, 2006, which represents a 5% increase from the prior year’s salary to provide for the estimated increase to maintain target market level compensation.

—

Annual Performance Bonus. In February 2007, the Board of Directors awarded Mr. Whitehead a cash bonus of $40,324 related to 2006 performance (based solely upon achievement of his individual goals) representing 15% of his 2006 base salary.

Actions for 2007

—

Base Salary. In January 2007, based on the recommendation of the Compensation Committee, the Board of Directors approved an $11,173 increase in 2007 base salary to $280,000 effective January 1, 2007, which represents a 4% increase from the prior year’s salary.

—

Equity Incentives. In February 2007, the Compensation Committee granted Mr. Whitehead stock options exercisable for 45,000 shares with an exercise price of $2.23 per share. The stock options vest in 48 equal monthly installments over the four (4) year period beginning on February 12, 2007. Also, in February 2007, the Compensation Committee awarded Mr. Whitehead stock options exercisable for 45,000, 45,000 and 45,000 shares, respectively, each with an exercise price of $2.23 per share in lieu of annual grants in 2004, 2005 and 2006, respectively. These options were granted with effective vesting from March 1 of the respective year. Thus, the 2004, 2005 and 2006 grants were vested 75%, 50% and 25%, respectively, on the grant date of February 12, 2007 with the remaining balances vesting monthly over their respective remaining terms. Additionally, in February 2007, the Board of Directors implemented an option exchange program allowing current executive officers, at their election, to exchange all of their existing stock options for new options, at a ratio of one (1) new option share for each four (4) exchanged option shares, with vesting re-starting as of the date of the exchange. Mr. Whitehead elected to participate and received 36,250 new options in exchange for 145,000 old options, a reduction of 108,750 options. In February 2007, Mr. Whitehead also received retention incentives in the form of stock options and potential retention bonus payments as more fully described under “Executive Retention Program” below.

35.

Lance K. Gordon, Ph.D., Former President and Former Chief Executive Officer

Actions for 2006

—

Base Salary. In July 2006, the Board of Directors approved a $20,000 increase in 2006 base salary to $420,000, retroactive to January 1, 2006, which represents a 5% increase from the prior year’s salary to provide for the estimated increase to maintain target market level compensation.

—	Annual Performance Bonus. No bonus was awarded to Dr. Gordon for 2006 performance.

—	Equity Incentives. No options were granted to Dr. Gordon in 2006.

Actions for 2007

—

Dr. Gordon resigned his position in January of 2007. See footnote to Potential Payments upon Termination or Change in Control table below for actions taken in 2007 regarding termination payments to Dr. Gordon.

Kevin C. Lee, Former Acting Chief Financial Officer

Actions for 2006

—

Base Salary. In March 2006, Mr. Lee resigned as Acting Chief Financial Officer and assumed the position of Vice President of Finance. In April 2006, Mr. Lee’s base salary decreased $23,000, which represents a 10% decrease from his prior year’s salary as a result of his change in responsibilities.

—	Retention Bonus. Mr. Lee received a retention bonus of $16,667 in July 2006.

—	Equity Incentives. No options were granted to Mr. Lee in 2006.

—	Mr. Lee resigned his position as Vice President of Finance in July 2006, but continued to provide services to the Company as a consultant for the balance of the 2006 fiscal year.

Equity Grant Practices

          Our equity grant date practices require that stock options and other equity compensation have prices determined based on the fair market value on the date of grant. The fair market value of our grants of equity awards is the closing price of our common stock on the effective date of approval of the grant by the Board of Directors or Compensation Committee. In February 2006, the Board of Directors authorized a modification to options held by employees who left the Company such that they would be permitted to exercise their options up to 30 days after the date the Company is listed on a national stock exchange. Such modification also applies to the executive officers of the Company.

Option Exchange Program

          In February 2007, the Board of Directors implemented an option exchange program in which current executive officers were able to exchange all of their existing stock options for new options, at a ratio of one (1) new option share for each four (4) exchanged option shares, with vesting re-starting as of the date of the exchange, and the exercise price of the new options equal $2.23 per share, the fair market value of one share of our common stock on February 12, 2007. All eligible executive officers elected to participate in the program.

Executive Retention Program

          In February 2007, the Board of Directors, at the recommendation of its Compensation Committee, adopted an executive retention program. The Board of Directors determined that it was imperative to retain the Company’s current executives to negotiate and execute any potential transaction that was in the best interest of stockholders. The retention program consists of a special stock option award and conditional cash payments.

          Special retention stock option awards were granted to the Company’s current executives effective February 12, 2007 with an exercise price of $2.23, the closing market price of the Company’s common stock on that date. Each option award will vest monthly on a pro-rata basis over a 48-month period in accordance with the Company’s normal option vesting policy.

36.

          The respective awards are as shown below:

Name	Number of Shares

James P. Panek	200,000
Matthew J. Pfeffer	200,000
Marc J. Gurwith, M.D.	100,000
Piers C. Whitehead	100,000

          The cash retention bonus payments under the retention program are comprised of two parts, each dependent upon the executive remaining a regular full-time employee of the Company in good standing at the time the condition is met. The amount of each retention bonus is shown below:

Name	Retention Bonus Payments

James P. Panek	$78,000
Matthew J. Pfeffer	60,000
Marc J. Gurwith, M.D.	58,000
Piers C. Whitehead	56,000

          The first retention bonus payment was made to each executive listed above based on his continued full-time employment in good standing through June 30, 2007. A second cash bonus payment of the same amount will be made, conditioned upon the executive remaining a regular full-time employee in good standing through the completion of a strategic transaction, as determined in good faith at the discretion of the Board. The second payment would also only be paid to the extent it exceeds the intrinsic value of the then exercisable special retention stock options previously awarded on the date payable.

Employment Agreements

          In September 2006, the Company entered into an Amended and Restated Employment Agreement, or Amended Agreement, with each of its then-current executive officers, as follows: Lance K. Gordon, President and CEO; Matthew J. Pfeffer, Senior Vice President, Finance and Administration and CFO; James P. Panek, Executive Vice President; Marc J. Gurwith, M.D., Senior Vice President, Medical Affairs and Chief Medical Officer; Piers C. Whitehead, Vice President, Corporate and Business Development; and Roland Lance Ignon, Vice President, Corporate Affairs. The Amended Agreements conformed all past agreements to the form of agreement currently in use. As such, they replaced and superseded any prior employment agreement between each such executive and VaxGen. Both the prior and current agreements entitled the Company’s executive officers to similar amounts of benefits. In addition, as per both the Amended Agreement and previous employment agreements, each executive is eligible, subject to the discretion of VaxGen’s Board of Directors, to receive an annual performance bonus of up to 30 percent of his annual base salary.

          Pursuant to the Amended Agreement, each executive’s employment relationship is at-will. As such, each executive’s employment and/or the Amended Agreement may be terminated with or without cause and with or without advance notice, at any time by either the executive or by VaxGen. If an executive’s employment with VaxGen is terminated without cause, or the executive resigns due to reason(s) defined in the Amended Agreement as Good Reason Resignation, or Good Reason, the executive would be entitled to receive as severance 12 months of his base salary as then in effect, less standard withholdings and deductions, and all of the executive’s outstanding unvested stock options or other equity awards would be accelerated and become immediately exercisable. If an executive’s employment is terminated without cause or if he resigns for Good Reason within 13 months of a change of control, as defined in the Amended Agreement, then in addition to the benefits described in the previous sentence, the executive will also be eligible to receive a bonus payment equal to up to 30 percent of his salary on a prorated basis, provided that such bonus payment was not already paid for the year of termination.

37.

          Good Reason includes resignation due to (1) a material breach of any of the terms of the Amended Agreement by the Company which causes material harm to the executive and which continues to be unresolved after 30 days; (2) demotion of the executive; (3) a significant relocation of the executive’s place of work; (4) a reduction of the executive’s salary or performance bonus potential; (5) a material reduction in the employee benefits made available to the executive; or (6) the failure of a successor company to assume the obligations of the Amended Agreement; all as defined in the Amended Agreement.

          Under the terms of the Amended Agreement, each of the executives also entered into an indemnity agreement with VaxGen. The indemnity agreement provides, among other things, that VaxGen will indemnify the executive, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings to which he is or may be made a party by reason of his position as a director, officer, employee or other agent of VaxGen, and otherwise to the fullest extent permitted under Delaware law and VaxGen’s Bylaws. VaxGen has also entered into this form of indemnity agreement with its current directors, and intends to enter into this indemnity agreement with its future directors and executive officers.

Defined Contribution Plans

          We have a 401(k) Retirement Plan, as amended, or 401(k) Plan, which covers substantially all full-time employees, including executive officers of the Company. The 401(k) Plan permits eligible employees to defer a percentage of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code. We may match a portion of employee contributions with Company common stock or cash. Since 2005, the Company has made matching contributions in cash as a result of our August 2004 de-listing from Nasdaq. In 2006, plan participants were permitted to contribute up to 100% of their eligible annual compensation up to a specified maximum of $15,000; those aged 50 and older were permitted to make an additional catch-up deferral contribution up to $5,000. Plan participants who make contributions to the 401(k) Plan receive matching contributions at the end of each quarter based on a pre-determined formula. In 2006, the NEOs participated in the 401(k) Plan.

Other Elements of Compensation

                Health Insurance

          We provide comprehensive health insurance benefits for all our eligible employees and their eligible dependents, including executive officers. Upon termination, all eligible employees, including executive officers, are eligible for continuation coverage in accordance with federal COBRA law or applicable state law, at their own expense.

                Life and Disability Insurance

          We provide life and disability insurance for our employees including executive officers. We do not maintain key person insurance on any of our executive officers.

                Perquisites

          From time to time, the Board may grant perquisites to certain executive officers; however, no perquisites have been granted to any named executive officer in 2006 which aggregated $10,000 or more.

38.

          The following table shows compensation awarded to, paid to or earned by, the Company’s Chief Executive Officer, its Chief Financial Officer, its former Acting Chief Financial Officer and its three (3) other most highly compensated executive officers other than the Chief Executive Officer, the Chief Financial Officer and the former Acting Chief Financial Officer, the NEOs, at December 31, 2006:

2006 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Annual Compensation ($)		Total ($)

Lance K. Gordon (1)	2006	453,147	113,882	–	8,800	(6)	575,829
Former President and Former Chief Executive Officer

Matthew J. Pfeffer (2)	2006	210,481	154,413	41,250	8,419	(6)	414,563
Senior Vice President, Finance and Administration and Chief Financial Officer

James P. Panek (3)	2006	293,441	79,831	45,750	68,643	(7)	486,665
President and Chief Executive Officer

Marc J. Gurwith	2006	281,579	22,536	42,237	64,370	(8)	410,722
Senior Vice President, Medical Affairs

Piers C. Whitehead	2006	268,827	80,461	40,324	53,256	(9)	442,868
Vice President, Corporate and Business Development

Kevin C. Lee (11)	2006	157,431	25,352	16,667	85,737	(10)	285,187
Former Acting Chief Financial Officer

(1)	Dr. Gordon became Chief Executive Officer in September 2001 and President in March 2004. Dr. Gordon’s employment with the Company terminated in January 2007.

(2)	Mr. Pfeffer joined the Company as Senior Vice President, Finance and Administration and Chief Financial Officer in March 2006.

(3)	Mr. Panek was promoted to Executive Vice President in August 2006 and to Chief Executive Officer in January 2007.

(4)	Includes annual performance bonuses for 2006 that were approved and paid in February 2007.

(5)

This relates to the compensation cost we recognized in 2006 on a stock option granted in 2006 to Mr. Pfeffer and in prior years to other executive officers. Please see Note 3, Summary of Significant Accounting Policies and Note 12, Stock Options and Warrants elsewhere in our 2006 Annual Report filed on form 10-K for our accounting policy regarding FAS 123R and our valuation of option awards in 2006, respectively, in accordance with FAS 123R. Please see the “Grants of Plan-Based Awards” table below for option awards granted in 2006.

(6)	Includes 401(k) Plan Company matching contributions.

(7)	Includes $8,800 in 401(k) Plan Company matching contributions and a $59,843 payment under the terminated 2001 Purchase Plan.

(8)	Includes $8,800 in 401(k) Plan Company matching contributions and a $55,570 payment under the terminated 2001 Purchase Plan.

(9)	Includes $8,800 in 401(k) Plan Company matching contributions and a $44,456 payment under the terminated 2001 Purchase Plan.

39.

(10)	Includes $4,982 in 401(k) Plan Company matching contributions, a $3,531 payment under the terminated 2001 Purchase Plan, and $77,224 earned under a consulting agreement with the Company.

(11)

Mr. Lee became Acting Chief Financial Officer in June 2005 and served in that capacity through March 2006, after which date he served as the Company’s Vice President of Finance. Mr. Lee resigned from the Company in July 2006.

          The following table shows certain information regarding grants of plan-based awards to the NEOs for the year ended December 31, 2006:

GRANTS OF PLAN-BASED AWARDS IN 2006

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards ($)

Lance K. Gordon	–	–	126,000	126,000	–	–	–
Former President and Former Chief Executive Officer

Matthew J. Pfeffer (1)	3/30/2006	–	–	–	120,000	8.58	817,380
Senior Vice President, Finance and Administration and Chief Financial Officer	–	–	82,500	82,500	–	–	–

James P. Panek	–	–	91,500	91,500	–	–	–
President and Chief Executive Officer

Marc J. Gurwith	–	–	84,474	84,474	–	–	–
Senior Vice President, Medical Affairs

Piers C. Whitehead	–	–	80,648	80,648	–	–	–
Vice President, Corporate and Business Development

Kevin C. Lee (2)	–	–	–	–	–	–	–
Former Acting Chief Financial Officer

(1)

The Company granted stock options to Mr. Pfeffer under VaxGen’s 1996 Plan, as amended and restated, or 1996 Plan. The options will vest over four years during Mr. Pfeffer’s continuous service to VaxGen, with 25 percent of the option shares vesting on the one-year anniversary of Mr. Pfeffer’s employment date and the remaining option shares vesting in equal monthly installments over the subsequent three years, subject to accelerated vesting under the terms of Mr. Pfeffer’s employment agreement.

(2)	Mr. Lee resigned from the Company in July 2006. As a result, he was ineligible to receive future plan-based awards.

40.

          The following table shows certain information regarding outstanding option awards at December 31, 2006 for the NEOs (there are no stock awards outstanding):

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2006

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

Lance K. Gordon	400,000	–	14.90	9/06/2011	(1)
Former President and Former Chief	75,000	–	5.74	7/22/2012	(2)
Executive Officer	81,250	18,750	5.50	9/10/2013	(2)

Matthew J. Pfeffer	–	120,000	8.58	3/30/2016	(2)
Senior Vice President, Finance and Administration and Chief Financial Officer

James P. Panek	100,000	–	9.25	2/8/2012	(2)
President and Chief Executive
Officer	48,750	11,250	5.50	9/10/2013	(2)

Marc J. Gurwith	125,000	–	14.80	10/29/2011	(2)
Senior Vice President, Medical Affairs	36,563	8,437	5.50	9/10/2013	(2)

Piers C. Whitehead	100,000	–	5.39	7/1/2012	(2)
Vice President, Corporate and Business Development	36,563	8,437	5.50	9/10/2013	(2)

Kevin C. Lee	11,333	–	4.32	9/2/2013	(2)
Former Acting Chief Financial Officer	7,312	–	11.09	4/1/2014	(2)

(1)	Option shares vest over three years, 25% one month from the grant date, and 25% on the first, second and third anniversaries of the grant date.

(2)	Option shares vest over four years, 25% on first anniversary of grant date and in 36 equal monthly installments thereafter.

          No Named Executive Officer exercised an option during the year ended December 31, 2006. No Named Executive Officer acquired or vested in a stock award during the year ended December 31, 2006.

Termination or Change in Control

          Pursuant to the Amended Agreements, each executive’s employment relationship is at-will. As such, each executive’s employment and/or the Amended Agreement may be terminated with or without cause and with or without advance notice, at any time by either the executive or by VaxGen. If an executive’s employment with VaxGen is terminated without cause or the executive resigns for Good Reason, the executive would be entitled to receive as severance 12 months of his base salary as then in effect, less standard withholdings and deductions, and all of the executive’s outstanding unvested stock options or other equity awards would be accelerated and become immediately exercisable. If an executive’s employment is terminated without cause or if he resigns for Good Reason within 13 months of a change of control, as defined in the Amended Agreements, then in addition to the benefits described in the previous sentence, the executive will also be eligible to receive a bonus payment equal to up to 30 percent of his salary on a prorated basis, provided that such bonus payment was not already paid for the year of termination.

41.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
AT DECEMBER 31, 2006

Name	Termination without Cause by the Company or Good Reason Resignation ($) (1)		Termination without Cause by the Company or Good Reason Resignation (in connection with a Change in Control) ($) (1)

Lance K. Gordon, Former President and
Former CEO	(5)
Base salary	(2)	420,000	420,000
Vesting acceleration	(3)	68,752	68,752
Pro-rated bonus	(4)	–	126,000

		488,752	614,752

Matthew J. Pfeffer, Senior Vice President,
Finance and Administration and CFO
Base salary	(2)	275,000	275,000
Vesting acceleration	(3)	662,967	662,967
Pro-rated bonus	(4)	–	82,500

		936,967	1,020,467

James P. Panek, Executive Vice President
Base salary	(2)	305,000	305,000
Vesting acceleration	(3)	40,860	40,860
Pro-rated bonus	(4)	–	91,500

		345,860	437,360

Marc J. Gurwith, Senior Vice President,
Medical Affairs
Base salary	(2)	281,579	281,579
Vesting acceleration	(3)	15,621	15,621
Pro-rated bonus	(4)	–	84,474

		297,200	381,674

Piers C. Whitehead, Vice President,
Corporate and Business Development
Base salary	(2)	268,827	268,827
Vesting acceleration	(3)	8,475	8,475
Pro-rated bonus	(4)	–	80,648

		277,302	357,950

Kevin C. Lee, Former Acting Chief
Financial Officer
Base salary	(6)	–	–
Vesting acceleration	(6)	–	–
Pro-rated bonus	(6)	–	–

		–	–

(1)

Amounts shown for potential payments assume the triggering event took place on the last business day of VaxGen’s last completed fiscal year i.e. December 29, 2006. On that date, the closing price of the Company’s common stock was $1.90.

(2)	Severance pay equal to 12 months of base salary.

(3)	Compensation cost to the Company resulting from the accelerated vesting of unvested stock options.

(4)	Maximum potential “pro-rated bonus” for which the executive may be eligible if he resigns for Good Reason or if he is terminated without cause within 13 months after a Change in Control.

(5)

Dr. Gordon resigned from the Company in January 2007. In February 2007, Dr. Gordon entered into a resignation agreement with the Company pursuant to which he granted a release in favor of VaxGen. In accordance with his Amended Agreement and the resignation agreement, Dr. Gordon received total severance compensation of $578,354 consisting of his base salary of $420,000 payable over twelve months beginning in March 2007; vesting acceleration of $68,752 for his then-unvested shares (consisting of 18,750 shares with an exercise price of $5.50 per share); consulting fees of $70,000 for two months of services provided to the Company; accrued paid-time-off benefits of $6,730; and $12,872 of COBRA health care continuation, payable by VaxGen through December 31, 2007.

(6)

Mr. Lee resigned from the Company in July 2006. Prior to his resignation, he was not entitled to severance benefits upon Termination without Cause by the Company, Good Reason or under a Change in Control. Subsequent to his resignation and prior to December 31, 2006, Mr. Lee earned $77,224 in consulting fees under an Independent Consultant Agreement entered into with the Company in August 2006.

42.

OTHER INFORMATION

Certain Relationships and Related Transactions, and Director Independence

          The Company did not enter into any related person transactions in which certain of the Company’s executive officers, directors or greater than five percent stockholders or any members of the immediate family of any of the foregoing had or have a direct or indirect material interest. All future related party transactions, including any loans from the Company to its employees, officers, directors, principal stockholders or affiliates, will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested members of the Board of Directors or, if required by law, a majority of disinterested stockholders, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties. In addition, our VaxGen Code of Conduct, or Code, encourages employees to discuss any potential related-party transaction with our compliance officer and officers and directors to seek authorization from the Audit Committee.

Related-Person Transactions Policy

          In August 2007, the Company adopted a written Related-Person Transactions Policy to establish the procedures for the identification, review, consideration and approval or ratification of transactions involving the Company and any related person by the Audit Committee of the Board of Directors or by such other committee of the Board of Directors as appropriate. This policy reinforces the Company’s Code in which these matters are addressed generally. The Nominating and Governance Committee is responsible for establishing this policy and, from time to time, will review and recommend to the Board of Directors any amendments to this policy.

Under the policy, a related person means:

—	a person who is, or at any time since the beginning of the Company’s last fiscal year, was, a director or executive officer of the Company or a nominee to become a director of the Company;

—	a security holder known by the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities;

—

an immediate family member of any of the foregoing, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of such person, and any person (other than a tenant or employee) sharing the household of such person; and

—

a firm, corporation or other entity in which any of the foregoing persons is an executive, partner or principal or similar control position or in which such person has a 5% or greater beneficial ownership interest, or an Affiliate.

          A Related-Person Transaction is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any Related Person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to the Company as an employee, consultant or director shall not be considered Related-Person Transactions under this policy.

          Each director and executive officer shall identify, and the Company shall request each 5% or more stockholder to identify, any Related-Person Transaction involving such director or executive officer or his or her Affiliates and immediate family members and seek approval from the Audit Committee pursuant to this policy before he or she or, with respect to immediate family members, any of their Affiliates, may engage in the transaction.

          Any proposed transaction that has been identified as a Related Person Transaction may be consummated or materially amended only after approval by the Audit Committee in accordance with the provisions of this policy. If for reasons of conflict of interest or other reasons, it is inappropriate for the Audit Committee to review the transaction, after taking into account possible recusals by Audit Committee members, the Related-Person Transaction shall be approved by another independent body of the Board of Directors. The approving body shall be referred to in this policy as the Committee.

          The Committee shall approve only those Related-Person Transactions that, in light of known circumstances, are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the Committee determines in the good faith exercise of its discretion.

43.

          The Company has entered into indemnity agreements with each of its executive officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws.

HOUSEHOLDING OF PROXY MATERIALS

          The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

          This year, a number of brokers with account holders who are VaxGen stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to VaxGen, Inc. Investor Relations 349 Oyster Point Boulevard, South San Francisco, California, 94080 or contact Investor Relations at 1-650-624-1000. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

44.

OTHER MATTERS

          The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Matthew J. Pfeffer
Secretary

                    , 2007

          A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2006 is available without charge upon written request to: Secretary, VaxGen, Inc. 349 Oyster Point Boulevard, South San Francisco, California, 94080.

Annex A-1

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
VAXGEN, INC.

VaxGen, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST:

The name of the Corporation is VaxGen, Inc. The Corporation was originally incorporated under the name “Genenvax, Inc.” and the Corporation’s original Certificate of Incorporation was filed with the Delaware Secretary of State on November 27, 1995. The Certificate of Incorporation was amended and restated and filed with the Delaware Secretary of State on April 9, 1999. A Certificate of Designations of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series A 6% Cumulative Convertible Preferred Stock was filed with the Delaware Secretary of State on May 22, 2001. Amendment Number One to the Amended and Restated Certificate of Incorporation was filed with the Delaware Secretary of State on March 12, 2002, and Amendment Number Two to the Amended and Restated Certificate of Incorporation was filed with the Delaware Secretary of State on August 16, 2005.

SECOND:

The Amended and Restated Certificate of Incorporation of the Corporation, in the form attached hereto as Exhibit A-1, restates, integrates and further amends the provisions of the Corporation’s Certificate of Incorporation and has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware by the Board of Directors and stockholders of the Corporation.

THIRD:	The Amended and Restated Certificate of Incorporation so adopted reads in full as set forth in Exhibit A-1 attached hereto and hereby incorporated by reference.

IN WITNESS WHEREOF, VaxGen, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer this ____ day of ____________, __________.

VAXGEN, INC.

By

James P. Panek
Chief Executive Officer

A-1-1

EXHIBIT A-1

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
VAXGEN, INC.

ARTICLE 1

NAME

The name of the corporation is VaxGen, Inc.

ARTICLE 2

REGISTERED OFFICE/R EGISTERED AGENT

The address of the corporation’s registered office in Delaware is 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19805. The name of the corporation’s registered agent at such address is Corporation Service Company.

ARTICLE 3

PURPOSE

          The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

ARTICLE 4

CAPITAL STOCK

          4.1 The total number of shares of stock that the corporation is authorized to issue is 85,000,000, consisting of 65,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share. The common stock will be subject to the rights and preferences of the preferred stock as set forth in this Amended and Restated Certificate of Incorporation and the resolution or resolutions providing for the issue of any such stock adopted by the board of directors.

          4.2 Shares of stock within the class of either common or preferred stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of this Amended and Restated Certificate of Incorporation. The corporation’s classes or series of stock may have such voting powers, full or limited, or no voting powers; such designations, preferences and relative, participating, optional or other special rights; and such qualifications, limitations or restrictions on the same, as may be stated or expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors.

A-1-2

          4.3 Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such class or series of stock may be made dependent upon “facts” (within the meaning of Section 151(a) of the Delaware General Corporation Law, as the same may be amended from time to time) ascertainable outside of the resolution or resolutions providing for the issue of such stock adopted by the board of directors, provided, that the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such class or series of stock is set forth in the resolution or resolutions providing for the issue of such stock adopted by the board of directors.

          4.4 The preferred stock may be made subject to redemption by the corporation at such price, in such amount, on such terms and conditions and at such times as shall be stated in the resolution or resolutions providing for the issue of such stock adopted by the board of directors. Preferred stock in any event may be repurchased by the corporation to the extent legally permissible.

          4.5 The holders of preferred stock shall be entitled to receive dividends at such rates, on such terms and conditions and at such times as shall be stated in the resolution or resolutions providing for the issue of such stock adopted by the board of directors. Such dividends shall be payable in preference or such other relation to the dividends payable on any other class or series of stock as shall be so stated and expressed. If such dividends on preferred stock are cumulative, then, if dividends shall not have been paid, the deficiency shall be fully paid or provided for as required by the terms under which the series was issued prior to payment of any dividend on common stock.

          4.6 Holders of preferred stock shall be entitled to such rights upon dissolution, or upon any distribution of the assets, of the corporation as shall be stated in the resolution or resolutions providing for the issue of such stock adopted by the board of directors.

          4.7 Stock of any class or series may be made convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation, at the option of either the holder or the corporation or upon the happening of a specified event, at such price or prices or at such rate or rates or exchange and with such adjustments as shall be stated in the resolution or resolutions providing for the issuance of such stock adopted by the board of directors.

          4.8 Upon the effectiveness of this Amended and Restated Certificate of Incorporation following its filing with the Secretary of State of the State of Delaware, every four shares of issued and outstanding common stock, par value $0.01 per share, of the corporation, shall be changed and reclassified into one share of common stock, par value $0.01 per share, of the corporation, thereby giving effect to a one-for-four reverse stock split. The total number of shares of authorized stock of the corporation set forth in Section 4.1 of this Article 4 sets forth the total authorized stock of the corporation after giving effect to this one-for-four reverse stock split. No fractional shares resulting from the reverse split of common stock shall be issued; instead, the corporation shall pay to the holder of each fractional share an amount in cash as determined by the board of directors, in its sole discretion.

A-1-3

ARTICLE 5

LIMITATION OF DIRECTORS’ LIABILITY; INDEMNIFICATION

          5.1 To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, no director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

          5.2 To the extent permitted by applicable law, the corporation is also authorized to provide indemnification of (and advancement of expenses to) agents (and any other persons to which Delaware law permits the corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the corporation, its stockholders and others.

          5.3 Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE 6

UNANIMOUS WRITTEN CONSENTS

          At any time when the corporation is subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the stockholders shall not have the right to take any action required or permitted by the Delaware General Corporation Law by a written consent or consents.

ARTICLE 7

AMENDMENT; BYLAWS

          The corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in any manner now or hereafter prescribed by law. Any and all rights and powers conferred on stockholders and directors in this Amended and Restated Certificate of Incorporation are subject to this reserved power. The directors of the corporation shall have the power to adopt, amend or repeal the bylaws of the corporation, subject to the right of the stockholders to do the same.

A-1-4

Annex A-2

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
VAXGEN, INC.

VaxGen, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST:

The name of the Corporation is VaxGen, Inc. The Corporation was originally incorporated under the name “Genenvax, Inc.” and the Corporation’s original Certificate of Incorporation was filed with the Delaware Secretary of State on November 27, 1995. The Certificate of Incorporation was amended and restated and filed with the Delaware Secretary of State on April 9, 1999. A Certificate of Designations of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series A 6% Cumulative Convertible Preferred Stock was filed with the Delaware Secretary of State on May 22, 2001. Amendment Number One to the Amended and Restated Certificate of Incorporation was filed with the Delaware Secretary of State on March 12, 2002, and Amendment Number Two to the Amended and Restated Certificate of Incorporation was filed with the Delaware Secretary of State on August 16, 2005.

SECOND:

The Amended and Restated Certificate of Incorporation of the Corporation, in the form attached hereto as Exhibit A-2, restates, integrates and further amends the provisions of the Corporation’s Certificate of Incorporation and has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware by the Board of Directors and stockholders of the Corporation.

THIRD:	The Amended and Restated Certificate of Incorporation so adopted reads in full as set forth in Exhibit A-2 attached hereto and hereby incorporated by reference.

IN WITNESS WHEREOF, VaxGen, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer this ____ day of ____________, __________.

VAXGEN, INC.

By

James P. Panek
Chief Executive Officer

A-2-1

EXHIBIT A-2

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
VAXGEN, INC.

ARTICLE 1

Name

The name of the corporation is VaxGen, Inc.

ARTICLE 2

REGISTERED OFFICE/REGISTERED AGENT

The address of the corporation’s registered office in Delaware is 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19805. The name of the corporation’s registered agent at such address is Corporation Service Company.

ARTICLE 3

PURPOSE

          The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

ARTICLE 4

CAPITAL STOCK

          4.1 The total number of shares of stock that the corporation is authorized to issue is 85,000,000, consisting of 65,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share. The common stock will be subject to the rights and preferences of the preferred stock as set forth in this Amended and Restated Certificate of Incorporation and the resolution or resolutions providing for the issue of any such stock adopted by the board of directors.

          4.2 Shares of stock within the class of either common or preferred stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of this Amended and Restated Certificate of Incorporation. The corporation’s classes or series of stock may have such voting powers, full or limited, or no voting powers; such designations, preferences and relative, participating, optional or other special rights; and such qualifications, limitations or restrictions on the same, as may be stated or expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors.

A-2-2

          4.3 Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such class or series of stock may be made dependent upon “facts” (within the meaning of Section 151(a) of the Delaware General Corporation Law, as the same may be amended from time to time) ascertainable outside of the resolution or resolutions providing for the issue of such stock adopted by the board of directors, provided, that the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such class or series of stock is set forth in the resolution or resolutions providing for the issue of such stock adopted by the board of directors.

          4.4 The preferred stock may be made subject to redemption by the corporation at such price, in such amount, on such terms and conditions and at such times as shall be stated in the resolution or resolutions providing for the issue of such stock adopted by the board of directors. Preferred stock in any event may be repurchased by the corporation to the extent legally permissible.

          4.5 The holders of preferred stock shall be entitled to receive dividends at such rates, on such terms and conditions and at such times as shall be stated in the resolution or resolutions providing for the issue of such stock adopted by the board of directors. Such dividends shall be payable in preference or such other relation to the dividends payable on any other class or series of stock as shall be so stated and expressed. If such dividends on preferred stock are cumulative, then, if dividends shall not have been paid, the deficiency shall be fully paid or provided for as required by the terms under which the series was issued prior to payment of any dividend on common stock.

          4.6 Holders of preferred stock shall be entitled to such rights upon dissolution, or upon any distribution of the assets, of the corporation as shall be stated in the resolution or resolutions providing for the issue of such stock adopted by the board of directors.

          4.7 Stock of any class or series may be made convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation, at the option of either the holder or the corporation or upon the happening of a specified event, at such price or prices or at such rate or rates or exchange and with such adjustments as shall be stated in the resolution or resolutions providing for the issuance of such stock adopted by the board of directors.

          4.8 Upon the effectiveness of this Amended and Restated Certificate of Incorporation following its filing with the Secretary of State of the State of Delaware, every five shares of issued and outstanding common stock, par value $0.01 per share, of the corporation, shall be changed and reclassified into one share of common stock, par value $0.01 per share, of the corporation, thereby giving effect to a one-for-five reverse stock split. The total number of shares of authorized stock of the corporation set forth in Section 4.1 of this Article 4 sets forth the total authorized stock of the corporation after giving effect to this one-for-five reverse stock split. No fractional shares resulting from the reverse split of common stock shall be issued; instead, the corporation shall pay to the holder of each fractional share an amount in cash as determined by the board of directors, in its sole discretion.

A-2-3

ARTICLE 5

LIMITATION OF DIRECTORS’ LIABILITY; INDEMNIFICATION

          5.1 To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, no director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

          5.2 To the extent permitted by applicable law, the corporation is also authorized to provide indemnification of (and advancement of expenses to) agents (and any other persons to which Delaware law permits the corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the corporation, its stockholders and others.

          5.3 Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE 6

UNANIMOUS WRITTEN CONSENTS

          At any time when the corporation is subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the stockholders shall not have the right to take any action required or permitted by the Delaware General Corporation Law by a written consent or consents.

ARTICLE 7

AMENDMENT; BYLAWS

          The corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in any manner now or hereafter prescribed by law. Any and all rights and powers conferred on stockholders and directors in this Amended and Restated Certificate of Incorporation are subject to this reserved power. The directors of the corporation shall have the power to adopt, amend or repeal the bylaws of the corporation, subject to the right of the stockholders to do the same.

A-2-4

Annex A-3

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
VAXGEN, INC.

VaxGen, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST:

The name of the Corporation is VaxGen, Inc. The Corporation was originally incorporated under the name “Genenvax, Inc.” and the Corporation’s original Certificate of Incorporation was filed with the Delaware Secretary of State on November 27, 1995. The Certificate of Incorporation was amended and restated and filed with the Delaware Secretary of State on April 9, 1999. A Certificate of Designations of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series A 6% Cumulative Convertible Preferred Stock was filed with the Delaware Secretary of State on May 22, 2001. Amendment Number One to the Amended and Restated Certificate of Incorporation was filed with the Delaware Secretary of State on March 12, 2002, and Amendment Number Two to the Amended and Restated Certificate of Incorporation was filed with the Delaware Secretary of State on August 16, 2005.

SECOND:

The Amended and Restated Certificate of Incorporation of the Corporation, in the form attached hereto as Exhibit A-3, restates, integrates and further amends the provisions of the Corporation’s Certificate of Incorporation and has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware by the Board of Directors and stockholders of the Corporation.

THIRD:	The Amended and Restated Certificate of Incorporation so adopted reads in full as set forth in Exhibit A-3 attached hereto and hereby incorporated by reference.

IN WITNESS WHEREOF, VaxGen, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer this ____ day of ____________, __________.

VAXGEN, INC.

By

James P. Panek
Chief Executive Officer

A-3-1

EXHIBIT A-3

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
VAXGEN, INC.

ARTICLE 1

Name

The name of the corporation is VaxGen, Inc.

ARTICLE 2

REGISTERED OFFICE/REGISTERED AGENT

The address of the corporation’s registered office in Delaware is 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19805. The name of the corporation’s registered agent at such address is Corporation Service Company.

ARTICLE 3

PURPOSE

          The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

ARTICLE 4

CAPITAL STOCK

          4.1 The total number of shares of stock that the corporation is authorized to issue is 85,000,000, consisting of 65,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share. The common stock will be subject to the rights and preferences of the preferred stock as set forth in this Amended and Restated Certificate of Incorporation and the resolution or resolutions providing for the issue of any such stock adopted by the board of directors.

          4.2 Shares of stock within the class of either common or preferred stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of this Amended and Restated Certificate of Incorporation. The corporation’s classes or series of stock may have such voting powers, full or limited, or no voting powers; such designations, preferences and relative, participating, optional or other special rights; and such qualifications, limitations or restrictions on the same, as may be stated or expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors.

A-3-2

          4.3 Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such class or series of stock may be made dependent upon “facts” (within the meaning of Section 151(a) of the Delaware General Corporation Law, as the same may be amended from time to time) ascertainable outside of the resolution or resolutions providing for the issue of such stock adopted by the board of directors, provided, that the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such class or series of stock is set forth in the resolution or resolutions providing for the issue of such stock adopted by the board of directors.

          4.4 The preferred stock may be made subject to redemption by the corporation at such price, in such amount, on such terms and conditions and at such times as shall be stated in the resolution or resolutions providing for the issue of such stock adopted by the board of directors. Preferred stock in any event may be repurchased by the corporation to the extent legally permissible.

          4.5 The holders of preferred stock shall be entitled to receive dividends at such rates, on such terms and conditions and at such times as shall be stated in the resolution or resolutions providing for the issue of such stock adopted by the board of directors. Such dividends shall be payable in preference or such other relation to the dividends payable on any other class or series of stock as shall be so stated and expressed. If such dividends on preferred stock are cumulative, then, if dividends shall not have been paid, the deficiency shall be fully paid or provided for as required by the terms under which the series was issued prior to payment of any dividend on common stock.

          4.6 Holders of preferred stock shall be entitled to such rights upon dissolution, or upon any distribution of the assets, of the corporation as shall be stated in the resolution or resolutions providing for the issue of such stock adopted by the board of directors.

          4.7 Stock of any class or series may be made convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation, at the option of either the holder or the corporation or upon the happening of a specified event, at such price or prices or at such rate or rates or exchange and with such adjustments as shall be stated in the resolution or resolutions providing for the issuance of such stock adopted by the board of directors.

          4.8 Upon the effectiveness of this Amended and Restated Certificate of Incorporation following its filing with the Secretary of State of the State of Delaware, every six shares of issued and outstanding common stock, par value $0.01 per share, of the corporation, shall be changed and reclassified into one share of common stock, par value $0.01 per share, of the corporation, thereby giving effect to a one-for-six reverse stock split. The total number of shares of authorized stock of the corporation set forth in Section 4.1 of this Article 4 sets forth the total authorized stock of the corporation after giving effect to this one-for-six reverse stock split. No fractional shares resulting from the reverse split of common stock shall be issued; instead, the corporation shall pay to the holder of each fractional share an amount in cash as determined by the board of directors, in its sole discretion.

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ARTICLE 5

LIMITATION OF DIRECTORS’ LIABILITY; INDEMNIFICATION

          5.1 To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, no director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

          5.2 To the extent permitted by applicable law, the corporation is also authorized to provide indemnification of (and advancement of expenses to) agents (and any other persons to which Delaware law permits the corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the corporation, its stockholders and others.

          5.3 Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE 6

UNANIMOUS WRITTEN CONSENTS

          At any time when the corporation is subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the stockholders shall not have the right to take any action required or permitted by the Delaware General Corporation Law by a written consent or consents.

ARTICLE 7

AMENDMENT; BYLAWS

          The corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in any manner now or hereafter prescribed by law. Any and all rights and powers conferred on stockholders and directors in this Amended and Restated Certificate of Incorporation are subject to this reserved power. The directors of the corporation shall have the power to adopt, amend or repeal the bylaws of the corporation, subject to the right of the stockholders to do the same.

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VAXGEN, INC. 349 OYSTER POINT BOULEVARD SOUTH SAN FRANCISCO, CA 94080	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on December 26, 2007. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by VaxGen, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on December 26, 2007. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL -
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to VaxGen, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VAXGEN, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2, 3 AND 4.
Vote On Directors

1.

Election of Directors:

James P. Panek, Franklin M. Berger, Randall L-W. Caudill, Michel Gréco, Myron M. Levine, and Kevin L. Reilly to serve until the 2008 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominess(s), mark “For All Except” and write the number(s) of the nominee’s on the line below.

		¡	¡	¡

Vote On Proposals					For	Against	Abstain

2.

To approve a series of alternate amendments to the Company’s certificate of incorporation to effect, at the discretion of the Board of Directors, a reverse split of the outstanding shares of common stock, whereby each outstanding 4, 5 or 6 shares would be combined, converted and changed into one share of Common Stock.

					¡	¡	¡

3.	To ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2007.				¡	¡	¡

4.	To approve a possible adjournment of the annual meeting.				¡	¡	¡

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted For the nominess listed in proposal 1 and FOR items 2, 3 and 4. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated.   ☐

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)			Date

VAXGEN, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS
DECEMBER 27, 2007

The stockholder(s) hereby appoint(s) James P. Panek and Matthew J. Pfeffer, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of VaxGen, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on Thursday, December 27, 2007 at 9:00 a.m. local time at our corporate offices, 349 Oyster Point Boulevard, South San Francisco, California, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments: ____________________________________________________________

______________________________________________________________________________________

(If you noted any Address Changes/Comments above,  please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE